SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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GSI Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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GSI GROUP INC.

39 Manning Road

Billerica, Massachusetts 01821

(978) 439-5511

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, May 15, 2008

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of GSI Group Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 9:00 a.m. (EDT) on Thursday, May 15, 2008 at the principal executive offices of GSI Group Inc., 39 Manning Road, Billerica, MA 01821, for the following purposes:

(a) to elect Directors;

(b) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

(c) to ratify, confirm and approve an amendment to Section 15 of the Company’s 2006 Equity Incentive Plan to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value as described in the management proxy circular accompanying this notice.

(d) to ratify, confirm and approve an increase of 2,500,000 in the number of common shares for which awards may be granted under the Company’s 2006 Equity Incentive Plan, from 6,906,000 to 9,406,000;

(e) to ratify, confirm and approve an amendment to Section 54 of the Company’s By-Law Number 1 to allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate required by the NASDAQ rules as described in the management proxy circular accompanying this notice;

(f) to ratify, confirm and approve an amendment to Section 63 of the Company’s By-Law Number 1 to permit electronic delivery of the annual report and proxy as permitted by the Electronic Transactions Act (New Brunswick), the Securities and Exchange Commission and NASDAQ, as described in the management proxy circular accompanying this notice; and

(g) to ratify, confirm and approve the continuation, amendment and restatement of the Company’s Shareholder Rights Plan, as described in the management proxy circular accompanying this notice; and

(h) to transact such further or other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on Wednesday, March 26, 2008 will be entitled to vote at the meeting and at any adjournment or postponement thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting in person are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Investor Services Inc., the Company’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, before 9:00 a.m. (EDT) on Tuesday, May 13, 2008, or, in the event that the meeting is adjourned or postponed, prior to 9:00 a.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

A copy of the management proxy circular and a form of proxy accompany this notice. This notice, the management proxy circular, the form of proxy and the Company’s annual report will be forwarded on or about Thursday, April 17, 2008 to the holders of the Company’s common shares as of the close of business on Wednesday, March 26, 2008.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Billerica, Massachusetts this 17th day of April 2008.

By Order of the Board of Directors of

GSI Group Inc.

Daniel J. Lyne,

Secretary

GSI GROUP INC.

MANAGEMENT PROXY CIRCULAR

Solicitation of Proxies

This management proxy circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the annual and special meeting of shareholders to be held at 9:00 a.m. (EDT) on Thursday, May 15, 2008 at the principal executive offices of GSI Group Inc., 39 Manning Road, Billerica, MA 01821. The solicitation will be made by mail, but proxies may also be solicited personally by employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the form of proxy and a copy of the Company’s annual report, (if required) will be forwarded on or about Thursday, April 17, 2008 to the Company’s shareholders of record as of the close of business on Wednesday, March 26, 2008.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the attached form of proxy, by inserting the name of such other person in the blank space provided in the form of proxy or by completing another proper form of proxy. Such person need not be a shareholder. The completed form of proxy must be deposited with the Company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821, or with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 9:00 a.m. (EDT) on Tuesday, May 13, 2008, or, if the meeting is adjourned or postponed, prior to 9:00 a.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

The shareholder executing the form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed form of proxy bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment or postponement, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment or postponement; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the form of proxy attached to this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

“FOR” the election as Directors of the nominees named in this management proxy circular;

“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;

“FOR” the ratification, confirmation, and approval of the amendment to Section 15 of the Company’s 2006 Equity Incentive Plan to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value;

“FOR” the ratification, confirmation, and approval of an increase of 2,500,000 in the number of common shares for which awards may be granted under the Company’s 2006 Equity Incentive Plan, from 6,906,000 to 9,406,000;

“FOR” the ratification, confirmation, and approval of the amendment to Section 54 of the Company’s By-Law Number 1 to allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate required by the NASDAQ rules;

“FOR” the ratification, confirmation, and approval of an amendment to Section 63 of the Company’s By-Law Number 1 to permit electronic delivery of the annual report and proxy as permitted by the Electronic Transactions Act (New Brunswick), the Securities and Exchange Commission, and NASDAQ;

“FOR” the ratification, confirmation, and approval of the continuation, amendment and restatement of the Company’s Shareholder Rights Plan.

The Board of Directors of the Company has fixed the close of business on Wednesday, March 26, 2008 as the record date for the determination of shareholders entitled to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 42,218,425 common shares of the Company. Each share is entitled to one vote:

•	The vote for the election as Directors of the nominees named in this management proxy circular is cumulative and is described in more detail below;

•

The vote for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

•

The vote for ratification, confirmation, and approval of the amendment to Section 15 of the Company’s 2006 Equity Incentive Plan to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value as described in the management proxy circular accompanying this notice requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

•

The vote for ratification, confirmation, and approval of an increase of 2,500,000 in the number of common shares for which awards may be granted under the Company’s 2006 Equity Incentive Plan, from 6,906,000 to 9,406,000 requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

•

The vote for the ratification, confirmation, and approval of the amendment to Section 54 of the Company’s By-Law Number 1 to allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate required by the NASDAQ rules as described in the management proxy circular accompanying this notice requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

•

The vote for the ratification, confirmation, and approval of an amendment to Section 63 of the Company’s By-Law Number 1 to permit electronic delivery of the annual report and proxy as permitted by the Electronic Transactions Act (New Brunswick), the Securities and Exchange Commission, and NASDAQ as described in the management proxy circular accompanying this notice requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective.

•

The vote for the ratification, confirmation, and approval of the continuation, amendment and restatement of the Company’s Shareholder Rights Plan as described in the management proxy circular accompanying this notice requires the approval of a simple majority of 50% plus one vote of the votes cast by the Independent Shareholders of the common shares represented and cast in respect of such matter to be effective.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the record date. Votes will be tabulated by the Company’s transfer agent subject to the supervision of persons designated by the Board of Directors of the Company as inspectors of election.

Voting for the Election of Directors. Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of Directors so that each shareholder entitled to vote at an election of Directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of Directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot for the election of Directors, the persons named in the proxy will be deemed to have cast their votes equally among all the proposed nominees (the names of the proposed nominees are set forth in the table under “Election of Directors” below), unless: (a) any nominee is excluded by the shareholder in their proxy; or (b) the shareholder has directed that the shares be withheld from voting for the election of Directors.

The enclosed form of proxy confers discretionary authority on the person named therein with respect to amendments to or variations of matters identified in the notice of meeting and other matters that may properly come before the meeting. At the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters.

Voting and Ownership of Shares

As of the record date the Company had 42,218,425 common shares outstanding. Each shareholder of record, as of the close of business on Wednesday, March 26, 2008, is entitled to one vote for each common share held, except to the extent that such shareholder has transferred the ownership of any shares after such date and the transferee of such shares establishes proper ownership thereof and demands not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting in which case such transferee will be entitled to vote such shares. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of Directors and ratification of the independent registered public accounting firm. Non-routine matters include matters such as amendments to or the continuation, amendment and restatement of stock option plans, adoption of shareholder rights plans or amendments to our Articles of Continuance. For purposes of determining the presence or absence of a quorum, votes withheld and abstentions, and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast.

ELECTION OF DIRECTORS

The Articles of Continuance of the Company provide that its Board of Directors is to be comprised of a minimum of five (5) and a maximum of fifteen (15) Directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors has resolved that the entire Board of Directors will consist of seven (7) Directors. Below are the names of the persons for whom it is intended that votes be cast for their election as Directors pursuant to the proxy that is hereby solicited unless the shareholder directs therein that his, her or its shares be withheld from voting. Each Director will hold office until the next annual meeting, until his/her successor is elected or appointed, or until his/her earlier death, resignation or removal.

Management does not contemplate that any of the nominees named below will be unable to serve as a director, but if that should occur for any reason prior to the meeting, where the proxy is granted to the management nominees, the management nominees reserve the right to vote for other nominees in their discretion unless directed to withhold from voting. The following table states, with respect to each person nominated for election as a director, the name, age, position held with the Company (where applicable), the year first elected or appointed as a director, committee memberships and the person’s principal occupation and employment during the past five (5) years.

The Board of Directors recommends a vote “FOR” the election as Directors of the nominees named below.

Name, Principal Occupation and Municipality of Residence (1)	Age	Year Became Director
Richard B. Black President and Chief Executive Officer, ECRM, Inc. Tewksbury Massachusetts, U.S.A.	74	1999

Phillip A. Griffiths, Ph.D. Faculty Member, School of Mathematics Institute for Advanced Study Princeton, New Jersey, U.S.A.	69	2001

Byron O. Pond Former Chairman, President and Chief Executive Officer, Amcast Industrial Corp. Dayton, Ohio, U.S.A.	71	2000

Benjamin J. Virgilio President & Chief Executive Officer, BKJR, Inc. Toronto, Ontario, Canada	68	1998

Garrett A. Garrettson, Ph.D. President, G. Garrettson Consulting LLC Monterey, California, U.S.A.	64	2005

Marina Hatsopoulos Director, Tea Forte Concord, Massachusetts, U.S.A.	42	2005

Sergio Edelstein, Ph.D. President & Chief Executive Officer, GSI Group Inc. Billerica, Massachusetts, U.S.A.	53	2006

(1)	The mailing address of each of Ms. Hatsopoulos and Messrs. Black, Griffiths, Pond, Virgilio, Garrettson and Edelstein is c/o GSI Group Inc. at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

Board Committee Membership of Incumbent Directors:

Name	Audit Committee	Compensation Committee	Technology Committee	Nominating and Corporate Governance Committee
Black	X (Chairman)
Garrettson	X		X
Griffiths		X	X (Chairman)
Hatsopoulos		X (Chairman)		X
Pond		X		X (Chairman)
Virgilio	X			X
Edelstein			X

Directors:

Richard B. Black is the President and Chief Executive Officer of ECRM, Inc., a manufacturer of laser systems equipment for the printing and publishing industry. He served as Chairman of ECRM from August 1983 until March 2002. Mr. Black also served as a General Partner for OpNet Partners, L.P., a technology investment fund from 2001 through 2007. He served as Vice Chairman of Oak Technology, Inc. from March 1999 until the company was merged with Zoran Corporation in August 2003. He served as President of Oak Technology from January 1998 to March 1999, and was a director at Oak Technology from 1988 to 2003. From 1987 to 1997, Mr. Black served as a General Partner for KBA Partners, L.P., a technology venture capital fund. Prior to that time, he served as president and CEO of AM International, Inc., Alusuisse of America, Inc. and Maremont Corporation. From 1963 to 1966 Mr. Black was an Adjunct Professor of Accounting at Beloit College. In addition to ECRM, he currently serves as a director of the following companies: Alliance Fiber Optic Products, Inc., Applied Optoelectronics, Inc. and Trex Enterprises Corporation.

Garrett A. Garrettson has been the President of G. Garrettson Consulting LLC, a management consulting company since 2004. From December 2005 to January 2008, he was President and CEO of Fresco Technologies, a private digital imaging company. From November 2001 to September 2004, he was the Chief Executive Officer of Clairvoyante, Inc., a provider of flat panel display technology and related intellectual property. From April 2000 to December 2002, he was Chairman of the Board and, from April 1996 to April 2000, the Chief Executive Officer of Spectrian Corporation, a telecommunications infrastructure equipment company. From April 1993 until April 1996, he was President and Chief Executive Officer of Censtor, a private magnetic recording head and media company. Mr. Garrettson is currently a director of Catalyst Semiconductor, Iridex and Giga-Tronics, each a publicly held company.

Phillip A. Griffiths, Ph.D. is a faculty member in the School of Mathematics at the Institute for Advanced Study in Princeton, New Jersey. He is also currently serving as the Chairman of the Board of the Science Initiative Group, an international team of scientific leaders and supporters dedicated to fostering science in developing countries. He was, from 1991 to 2004, Director of the Institute of Advanced Study, where he was responsible for managing the Institute’s various research activities. Prior to joining the Institute in 1991, Dr. Griffiths was Provost and James B. Duke Professor of Mathematics at Duke University for eight years. He has also taught at Harvard University, Princeton University and the University of California, Berkeley. He currently serves as a director of Oppenheimer Funds, Inc.

Marina Hatsopoulos was the founder of and Chief Executive Officer of Z Corporation, a provider of technology and products to the 3D printing market. Z Corporation was sold to Contex Scanning Technology in 2005. From August 2005 to September 2007, Ms. Hatsopoulos was a director of Contex Holdings, a leading manufacturer of large-format scanners. Ms. Hatsopoulos is currently a director of Tea Forte, a high-growth manufacturer and retailer of premium tea products.

Byron O. Pond From August 2006 through December 2006, Mr. Pond served as Interim Chief Executive Officer of Cooper Tire & Rubber, an automotive supply company. In February 2001, Mr. Pond joined Amcast Industrial Corporation, serving at various times as President, CEO and Chairman before retiring in February 2004. After retirement, Mr. Pond remained as an Amcast director and non-executive Chairman. In November 2004, Mr. Pond resumed the positions of Chairman, President and CEO positions at the board’s request. Amcast filed for protection under Chapter 11 of the U.S. Bankruptcy Code on November 30, 2004. Between 1990 and 1999, Mr. Pond was a senior executive with Arvin Industries, Inc., serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999. He currently serves as a director of Cooper Tire and Rubber Company.

Benjamin J. Virgilio is currently the President and Chief Executive Officer of BKJR, Inc. of Toronto, Canada. From July 2000 until February 2001, Mr. Virgilio was the Chairman of Robotic Technology Systems, Inc. From May 1995 to July 2000, Mr. Virgilio was the President and Chief Executive Officer of Rea International Inc., an automotive fuel systems manufacturer. Prior to May 1995, Mr. Virgilio was a business consultant. From February 1981 to November 1993, he was President and Chief Executive Officer of A.G. Simpson Limited. Mr. Virgilio currently serves as a director of Numatech Industries, and Jacob’s Ladder, a charitable research foundation.

Sergio Edelstein became the President, Chief Executive Officer, and a member of the Board of Directors of the Company in July 2006. From 2004 until joining GSI Group in July 2006, he served as Group Vice President of the E-Beam & Films Product Group at KLA Tencor. From 2000 to 2004, Mr. Edelstein held the position of Vice President and General Manager of KLA’s Film and Surface Technology Division. Prior to joining KLA Tencor, Mr. Edelstein served as the General Manager of the Tungsten Systems Division at Applied Materials Inc.

Executive Officers:

Anthony Bellantuoni joined the Company in September 2007 as the Vice President of Human Resources. Prior to joining the Company, Mr. Bellantuoni was employed at Dassault Systemes where he served as Vice President of Human Resources for their ENOVIA Division. Prior to that, he was Vice President, Human Resources and Administration for the SIMULIA Division of Dassault Systemes, formerly privately held ABAQUS, Inc. Before joining ABAQUS, Mr. Bellantuoni was Senior Vice President of Human Resources at ePresence, formerly Banyan Systems, and held various human resources management roles at Wang Laboratories, Inc. including assignments in Hawaii, Sydney, Australia and Brussels, Belgium Mr. Bellantuoni is 56 years old.

Robert Bowen was named Vice President and Chief Financial Officer of the Company effective December 16, 2005. Prior to joining the Company, Mr. Bowen was, from November 2003 to December 2005 an independent consultant and co-founder of Graystone Capital Partners LLC. From December 2000 to October 2003, Mr. Bowen was Vice President and Chief Financial Officer of Cytyc Corporation, a maker of cancer diagnostic and other medical devices, and prior to that, Chief Financial Officer for the European Region for Case Corporation. Mr. Bowen is 58 years old.

Philippe Brak joined the Company on January 2, 2008 as Vice President and General Manager for the Company’s lasers business. Prior to joining the Company Mr. Brak was President and CEO of NP Photonics, a fiber laser company, where he served initially as Vice President, Sales and Marketing. Before joining NP Photonics, Mr. Brak was employed at Gigabit Optics, where he established its worldwide distribution networks. Prior to that, he spent 16 years at Spectra-Physics Lasers, Inc. in various General Management and Sales and Services Management roles in Europe and in the USA, including Vice President and General Manager for the company’s worldwide OEM business. Mr. Brak is 47 years old.

Nino Federico was named Vice President, Global Manufacturing Operations in January 2008. Prior to that, he had been the General Manager of the Laser Systems group at the Company since September 2002. Prior to this position, he was the Director of Operations of the Laser Systems group from June through August of 2002. Mr. Federico joined the Company in January 2002 as the Director of Global Service Logistics and Marketing for the Laser Systems group. Mr. Federico is 57 years old.

Daniel J. Lyne was named Vice President, General Counsel and Secretary of the Company in June 2005. Prior to joining the Company, Mr. Lyne was a Senior Shareholder at the law firm of Hanify & King, Professional Corporation in Boston, Massachusetts. Mr. Lyne joined Hanify & King in May 1987. Prior to that, Mr. Lyne was employed at Gaston Snow & Ely Bartlett in Boston, Massachusetts from 1981 to 1987. Mr. Lyne is 54 years old.

Ray Sansouci was named Vice President, Global Sales and Marketing in January 2008. Prior to that, he had served as the General Manager of the Precision Motion Division since May of 2004. Mr. Sansouci had been President and CEO of MicroE Systems from 1999 until its 2004 acquisition by GSI Group. Prior to joining MicroE Systems, Mr. Sansouci had been President and COO of Schneider Automation (a division of Schneider Electric) and before that, Vice-President of Marketing for Siemens Energy & Automation. Mr. Sansouci is 57 years old.

Felix Stukalin joined the Company in November 1994. Mr. Stukalin was General Manager of the Components Product Group from 1999 to 2000 and of Wave Precision from 2000 to 2002. In May 2002, Mr. Stukalin assumed the role of Vice President of Business Development. Mr. Stukalin is 46 years old.

Stephen Webb became Managing Director of Westwind Air Bearings Ltd. in February 2003. Westwind was acquired by GSI Group in December 2003. From 2001 to 2003, Mr. Webb was Operations Director at Oxford Instruments Analytical, a maker of subsystems for electron microscopes and NMR equipment. Prior to 2001, he was Operations Director at EEV Ltd., a maker of semiconductor and microwave components used in a broad range of niche applications from gas sensing to satellites. Mr. Webb is 47 years old.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the Board of Director’s ratification and subject to shareholder ratification, has selected and appointed the firm of Ernst & Young LLP of Boston, Massachusetts, independent registered public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young LLP of Boston, Massachusetts, independent registered public accountants, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and for the fiscal year ending December 31, 2006.

A representative of Ernst & Young LLP will be present at the meeting to answer appropriate questions and will have an opportunity to make a statement if desired. If shareholders do not ratify the appointment of Ernst & Young LLP of Boston, Massachusetts as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2008, the Audit Committee of the Board of Directors will evaluate what would be in the best interests of the Company and its shareholders, and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent registered public accounting firms.

The Board of Directors recommends a vote “FOR” ratification of this appointment.

Principal Accountant Fees and Services

The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s consolidated annual financial statements for fiscal years 2007 and 2006, and fees for other services rendered by Ernst & Young LLP during those periods.

	2007	2006
Audit Fees (1)	$1,705,000	$1,707,000
Audit Related Fees (2)	$34,000	$—
Tax Fees (3)	$470,000	$569,000
All Other Fees (4)	$1,000	$1,000

Total	$2,210,000	$2,277,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filing requirements, including the audit of management’s assertion as to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Of the total audit fees listed above, $911,000 and $715,000 were billed as of December 31, 2007 and 2006, respectively.
(2)	Audit-Related Fees consist of fees billed for due diligence procedures and are not disclosed under “Audit Fees” above.
(3)	Tax Fees consist of fees billed for professional services rendered for federal, state and international tax compliance.
(4)	All other fees relate to Ernst & Young LLP’s online research tool.

All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit Committee. However, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Ernst & Young LLP in fiscal 2007.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve months. An example of pre-approved services would be assistance to the Company in filing foreign statutory accounts or preparing foreign tax returns. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

APPROVAL OF THE AMENDMENT TO SECTION 15 OF THE COMPANY’S

2006 EQUITY INCENTIVE PLAN

At the Meeting, the shareholders will be asked to consider, and, if thought fit, to approve, a resolution approving the amendment to Section 15 of the Company’s 2006 Equity Incentive Plan (hereinafter “Plan”) to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value, the full text of which resolution is set out at Schedule D of this management proxy circular.

In conjunction with the proposal in this management proxy circular to increase the number of shares available under the Plan, the Board of Directors requested that the Company be advised by Institutional Shareholders Services (“ISS”). Upon its review, ISS recommended that the Company amend Section 15 of the Plan to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value.

Upon the recommendation of ISS, and consistent with the Company’s internal policy, the Company is proposing to amend the Plan as described above and more fully in Schedule D.

The vote for the approval of the amendment to Section 15 of the Company’s Plan requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective. The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to Section 15 of the Company’s Plan.

APPROVAL OF AN INCREASE IN SHARES TO THE 2006 EQUITY INCENTIVE PLAN

The Board of Directors of the Company has approved and recommends to the shareholders that they approve an increase in the number of shares for which awards may be granted under the 2006 Equity Incentive Plan (hereinafter “Plan”) by 2,500,000 shares, to 9,406,000 shares.

Although shareholder approval of the increase in shares to the Plan is not required under New Brunswick law, such approval is required: (1) to meet NASDAQ rules; and (2) to allow certain awards granted under the Plan to qualify as incentive stock options and as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

The Board of Directors believes that the increase in the number of shares for which awards may be granted under the Plan is necessary and appropriate in order to permit the continued grant of awards to attract and retain talented individuals in accordance with the purpose of the Plan. The Board of Directors has not requested an increase in the number of shares available for awards under the Plan or any prior equity incentive plan since 2004. The following chart details shareholder approvals to the Company’s equity plans.

•	1995 Equity Incentive Plan AGM approval

—	Initial funding: 2,906,000 shares

•	2000

—	Plan funding increase to 4,906,000 shares approved

•	2004

—	Plan funding increase to 6,906,000 shares approved

•	2006

—	2006 GSI Group Equity Incentive Plan approved

The proposed 2,500,000 share increase in the Plan represents approximately 5.9% of the issued and outstanding common shares as of March 26, 2008. NASDAQ rules require shareholder approval for any material amendment to an equity plan under which stock may be acquired by officers, directors, employees or consultants. Therefore, the proposed increase in Plan shares will only become effective upon shareholder approval. If the shareholder approval is not received, the number of shares for which awards may be granted under the Plan will not be increased; however, it is projected that the available equity pool under the 2006 Equity Incentive Plan will not have sufficient shares to fund grants beyond 2009. The Company has announced a $25 Million increase in its existing $15 Million stock buyback program. The aggregate $40 Million buyback program may help to offset dilution associated with any future equity grants.

The proposed 2,500,000 share increase to the Plan will not modify any rights or obligations under the Plan in any other way. No changes to the Plan are proposed or have been made since its approval by the shareholders at the Annual General and Special Meeting on May 15, 2006. Other than an increase to the number of shares, all other terms and conditions of the Plan will remain the same as at the date of shareholder approval. The full text of the Plan is available from the SEC Edgar website, www.sec.gov, the SEDAR website maintained by the Canadian securities regulators at www.sedar.com or by writing or calling the Secretary, GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, U.S.A., or 1-800-342-3757.

The Board of Directors recommends a vote “FOR” the increase in the number of shares for which awards may be granted under the Plan by 2,500,000, or from 6,906,000 to 9,406,000. In order to be effective, the share increase to the Plan must be approved by a majority of votes cast at the meeting, other than those attached to common shares held by insiders of the Company. As of March 26, 2008 insiders of the company may be deemed to be the beneficial owners of 1,543,829 common shares, representing approximately 3.65% of the outstanding common shares. This number includes 474,429 common shares subject to options and warrants, which may be exercised by the holders, but which are not entitled to vote unless exercised by the holder and converted to common shares.

APPROVAL OF AMENDMENT TO SECTION 54 OF THE COMPANY’S BY-LAW NUMBER 1

On October 23, 2007 the Board of Directors adopted a resolution amending Section 54 of the Company’s By-Law Number 1 to add the following:

“The Corporation may allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate.”

At the Meeting, the shareholders will be asked to consider, and, if thought fit, to approve, with or without variation, a resolution approving the amendment to Section 54 of the Company’s By-Law Number 1 as set forth above, the full text of which resolution is set out at Schedule A to this management proxy circular.

This amendment has been proposed to comply with NASDAQ requirements. On August 8, 2006, the Securities and Exchange Commission approved amendments to NASDAQ Rule 4350(l), which requires NASDAQ-listed securities to be eligible for a Direct Registration Program operated by a registered clearing agency. A Direct Registration Program permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate. The proposed amendment to the Company’s By-Law is intended to comply with NASDAQ Rule 4350(1).

The vote for the approval of the amendment to Section 54 of the Company’s By-Law Number 1 requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective. The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to Section 54 of the Company’s By-Law Number 1.

APPROVAL OF THE AMENDMENT TO SECTION 63 OF THE COMPANY’S BY-LAW NUMBER 1

The Company’s current requirement for giving any notice, communication or other document to its shareholders, directors, officers or auditor is contained in Section 63 of the Company’s By-Law Number 1. As written, Section 63 does not expressly allow for electronic delivery of such materials.

On February 26, 2008 the Board of Directors adopted a resolution amending Section 63 to expressly permit electronic delivery of any notice, communication or other document to its shareholders, directors, officers, or auditor.

At the Meeting, the shareholders will be asked to consider, and, if thought fit, to approve, with or without variation, a resolution approving the amendment to Section 63 of the Company’s By-Law Number 1 as set forth above. The full text of the proposed resolution is set out at Schedule B to this management proxy circular.

This amendment to the Company’s notice requirement has been made in order to facilitate distribution of the annual report, notice, and management proxy circular to take advantage of technological advancements as permitted by the Electronic Transactions Act (New Brunswick), the Securities and Exchange Commission, and NASDAQ. By making this amendment the Company is not required to deliver the annual report, notice, and management proxy circular electronically, but may do so in the future by complying with applicable laws.

The vote for the approval of the amendment to Section 63 of the Company’s By-Law Number 1 requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective. The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to Section 63 of the Company’s By-Law Number 1.

APPROVAL OF THE COMPANY’S SHAREHOLDER RIGHTS PLAN

At the meeting, the shareholders will be asked to consider and, if deemed advisable, to approve, with or without variation, a resolution (the “Rights Plan Resolution”) approving the continuation, amendment and restatement of the Company’s Shareholders Rights Plan (the “Rights Plan”). The full text of the Rights Plan Resolution is attached as Schedule “C” hereto.

Background

The Company and Computershare Trust Company of Canada (the “Rights Agent”) entered into an agreement dated as of April 22, 2005 (the “Rights Plan Agreement”) to implement the Rights Plan. The Rights Plan was originally approved by the Company’s shareholders on May 26, 2005.

Under the terms of the Rights Plan, its continued existence must be approved and confirmed by the Independent Shareholders (as defined in the Rights Plan) on or before the date of the Company’s 2008 annual and special meeting, or the Rights Plan will expire. An “Independent Shareholder” is generally any shareholder other than an “Acquiring Person” (as defined in the Rights Plan) and its associates and affiliates. As of the date of this circular, the Company is not aware of any shareholder that would not be considered an Independent Shareholder, and therefore it is anticipated that all shareholders will be eligible to vote their common shares with respect to the Rights Plan Resolution set forth in Schedule “C” hereto.

The Board of Directors has approved an amended and restated shareholder rights plan to be dated May 15, 2008 (the “Amended Rights Plan”) if approved at the meeting. The Amended Plan is summarized herein and is substantially similar to the existing Rights Plan, except for the amendments described below.

The Amended Plan continues to create a right (which is only triggered if a person or a control group acquires 20% or more of the Company’s issued and outstanding publicly traded common shares) for each shareholder, other than the acquiring person or its associates or affiliates, to acquire additional common shares of the Company at one-half of the then market price at the time of exercise. The net effect of an exercise is to dilute the prospective acquirer’s share position, and inhibits a change of control event unless the Amended Plan has been withdrawn or the buyer makes a Permitted Bid (as discussed below).

The most common approaches that a buyer may take to have a rights plan withdrawn are to negotiate with the Board of Directors to have the rights plan waived, or to apply for court-ordered relief. Both of these approaches are intended to give the Board of Directors more time and control over any sale process and increase the likelihood of maximizing shareholder value. See “Objectives of the Rights Plan” below.

The Amended Rights Plan contains an amendment that is intended to clarify its operation. This amendment is to Section 5.1(h) of the Rights Plan Agreement, which provides that the Rights may be redeemed by the Board of Directors after the Separation Time has occurred if a Take-over Bid that is not a Permitted Bid is withdrawn or terminated, provided that the Rights Plan is deemed to continue to apply as if the Separation Time had not occurred. In order to give effect to the intent of Section 5.1(h) and ensure that the Rights Plan Agreement will continue to apply in such circumstances, Section 5.1(h) has been amended to deem the Company to have issued replacement Rights to all holders of its then outstanding Common Shares upon such redemption.

In addition to the foregoing amendment, the Amended Rights Plan includes consequential changes that are consistent with its continued existence, as amended, as well as updates to the names of the Corporation and Rights Agent (which have changed since the date of the Original Plan) and other minor grammatical and non-substantive clerical amendments.

Apart from the above-mentioned amendment, the Amended Rights Plan is identical to the Rights Plan in all material respects. If the resolution is passed at the meeting, the Company and Rights Agent will execute the Amended and Restated Shareholder Rights Plan Agreement (the “Amended Rights Plan Agreement”) as of the date the resolution is passed and the Amended Rights Plan will come into effect. If the resolution is not passed, the Amended Rights Plan will become void and of no further force and effect, the Amended Rights Plan Agreement will not be executed, the Amended Rights Plan will not become effective and the Company will no longer have any form of shareholder rights plan.

Features of the Rights Plan; Defined Terms

A summary of the key features of the Amended Rights Plan is included below. All capitalized terms used in this section of this management proxy circular (including the summary of the Amended Rights Plan below) have the meanings set forth in the Amended Rights Plan unless otherwise indicated. The full text of the Rights Plan is available from the SEC Edgar website, www.sec.gov or on the SEDAR Web site maintained by the Canadian securities regulators at www.sedar.com. Alternatively, the complete text of the Rights Plan and Amended Rights Plan are also available to any shareholder on request from the Secretary of the Company. Shareholders wishing to receive a copy of the Rights Plan or Amended Rights Plan should contact the Company by telephone 1-800-342-3757, or write to the Secretary, GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, U.S.A.

Objectives of the Amended Rights Plan

The Amended Rights Plan is not being confirmed or approved in response to or in anticipation of any pending or threatened take-over bid, nor to deter take-over bids generally. As of the date of this Circular, the Board of Directors was not aware of any third party considering or preparing any proposal to acquire control of the Company. The primary objectives of the Amended Rights Plan are to ensure that, in the context of a future bid for control of the Company through an acquisition of common shares, the Board of Directors has sufficient time to explore and develop alternatives for maximizing shareholder value, to provide adequate time for competing bids to emerge, to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid and lessen the pressure to tender typically encountered by a security holder of an issuer that is subject to a bid. The Amended Rights Plan in no way prohibits a change of control of the Company in a transaction that the Board of Directors believes is fair and in the best interests of all shareholders of the Company. The rights of shareholders to seek a change in the management of the Company or to influence or promote action of management in a particular manner will not be affected by the Amended Rights Plan. The approval of the Amended Rights Plan does not affect the duty of a director to act honestly and in good faith with a view to the best interests of the Company and its shareholders.

In approving the Amended Rights Plan, the Board of Directors considered the following concerns inherent in the existing legislative framework governing take-over bids in Canada:

(a) Time. Current Canadian legislation permits a take-over bid to expire in 35 days. The Board of Directors is of the view that this generally is not sufficient time to seek competing bids, and to permit shareholders to consider a take-over bid and to make a reasoned and considered decision based on all relevant information. The Amended Rights Plan provides a mechanism whereby the minimum expiry period for a Take-over Bid must be 60 days after the date of the bid, and the bid must remain open for a further period of 10 Business Days after the Offeror publicly announces that the common shares deposited or tendered and not withdrawn constitute more than 50% of the common shares outstanding held by Independent Shareholders. The Amended Rights Plan is intended to provide the Independent Shareholders with adequate time to properly evaluate the offer and to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value. Those alternatives could include identifying other potential bidders, conducting an orderly auction or developing a restructuring alternative to enhance shareholder value.

(b) Pressure to Tender. A shareholder may feel pressured to tender to a bid that the shareholder considers to be inadequate out of a concern that failing to tender may result in the shareholder being left with illiquid or minority-discounted shares. This is particularly so in the case of a partial bid for less than all securities of a class, where the bidder wishes to obtain a control position but does not wish to acquire all of the common shares. The Amended Rights Plan provides a mechanism in the Permitted Bid provision that is intended to ensure that a shareholder may remove the uncertainty as to whether a majority of shareholders will support a take-over bid from the decision to tender to the take-over bid by requiring that a take-over bid remain open for acceptance for a further 10 Business Days following public announcement that more than 50% of the common shares held by Independent Shareholders have been deposited and not withdrawn as at the initial date of take-up or payment by the buyer. This mechanism is intended to lessen any undue pressure on the Independent Shareholders to prematurely tender their shares.

(c) Unequal Treatment. While existing securities legislation has substantially addressed many concerns of unequal treatment, there remains the possibility that control of an issuer may be acquired pursuant to a private agreement in which a small group of security holders dispose of their securities at a premium to market price which premium is not shared with other security holders. In addition, a person may slowly accumulate securities through stock exchange acquisitions that may result, over time, in an acquisition of control without payment of fair value for control or a fair sharing of a control premium among all security holders. The Amended Rights Plan addresses these concerns by applying to all acquisitions of greater than 20% of the common shares, to better ensure that shareholders receive equal treatment.

General Impact of the Amended Rights Plan

It is not the intention of the Board of Directors, in approving the Amended Rights Plan, to secure the perpetuation of existing directors or management, nor to avoid a bid for control of the Company in a transaction that is fair and in the best interests of shareholders. For example, through the Permitted Bid mechanism, described in more detail in the summary provided below, shareholders may tender to a bid that meets the Permitted Bid criteria without triggering the Amended Rights Plan, regardless of the acceptability of the bid to the Board of Directors or management. Furthermore, even in the context of a bid that does not meet the Permitted Bid criteria, the Board of Directors will continue to be bound by their legal duty to consider fully and fairly any bid for the common shares in any exercise of its discretion to waive application of the Amended Rights Plan or redeem the Rights. In all such circumstances, the Board of Directors must act honestly and in good faith with a view to the best interests of the Company and its shareholders. The Amended Rights Plan does not preclude any shareholder from utilizing the proxy mechanism under the Business Corporations Act (New Brunswick) and securities laws to promote a change in the management or direction of the Company, and has no effect on the rights of holders of outstanding common shares to requisition a meeting of shareholders in accordance with the provisions of applicable corporate and securities legislation, or to enter into agreements with respect to voting their common shares. The definitions of “Acquiring Person” and “Beneficial Ownership” have been developed to minimize concerns that the plan may be inadvertently triggered or triggered as a result of an overly-broad aggregating of holdings of institutional shareholders and their clients.

The Amended Rights Plan will not interfere with the day-to-day operations of the Company. The issuance of the Rights does not in any way alter the financial condition of the Company, impede its business plans or alter its financial statements.

In summary, the Board of Directors believes that the dominant effect of the Amended Rights Plan will be to enhance shareholder value, and ensure equal treatment of all shareholders in the context of an acquisition of control.

Summary of Amended Rights Plan

The following is a summary of the features of the Amended Rights Plan. This summary is not intended to limit, modify or amend the Amended Rights Plan, and is qualified in its entirety by the full text of the Amended Rights Plan, a copy of which is available on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com., and which is also available on request from the Secretary of the Company as described above.

(a)	Issuance of Rights

One Right was issued by the Company in respect of each Common Share outstanding at the close of business on April 22, 2005, the original date of implementation of the Rights Plan. The Board will also authorize the issue of one Right for each Common Share issued after such date and prior to the earlier of the Separation Time and the Expiration Time. Each Right entitles the record holder thereof to purchase from the Company one Common Share at an exercise price of CDN$200, subject to adjustment and certain anti-dilution provisions (the “Exercise Price”). The Rights are not exercisable until the Separation Time. If a Flip-in Event occurs, each Right will entitle the registered holder to receive, upon payment of the Exercise Price, that number of common shares having an aggregate market price equal to twice the Exercise Price.

The Company is not required to issue or deliver Rights or securities upon the exercise of Rights outside Canada or the United States where such issuance or delivery would be unlawful without registration of the relevant Persons or securities. If the Amended Rights Plan would require compliance with securities laws or comparable legislation of a jurisdiction outside Canada and the United States, the Board of Directors may establish procedures for the issuance to a Canadian resident Fiduciary of such securities, to hold such Rights or other securities in trust for the Persons beneficially entitled to them, to sell such securities, and to remit the proceeds to such Persons.

(b)	Trading of Rights

Until the Separation Time (or the earlier termination or expiration of the Rights), the Rights will be evidenced by the certificates representing the Common shares and will be transferable only together with the associated Common shares. From and after the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Common shares (other than an Acquiring Person) as of the Separation Time. Rights Certificates will also be issued in respect of Common shares issued prior to the Expiration Time, to each holder (other than an Acquiring Person) converting, after the Separation Time, securities (“Convertible Securities”) convertible into or exchangeable for Common shares. The Rights will trade separately from the Common shares after the Separation Time.

(c)	Separation Time

The Separation Time is the Close of Business on the eighth Business Day after the earliest of: (i) the “Stock Acquisition Date”, which is generally the first date of public announcement of facts indicating that a Person has become an Acquiring Person; (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Company or any Affiliate of the Company) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, and the Amended Rights Plan requires such bid to continue to satisfy the requirements of a Permitted Bid or Competing Permitted Bid); and (iii) the date at which a Permitted Bid ceases to be a Permitted Bid. In either case, the Separation Time can be such later date as may from time to time be determined by the Board of Directors. If a Take-over Bid expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, it shall be deemed never to have been made.

(d)	Acquiring Person

In general, an Acquiring Person is a Person who is the Beneficial Owner of 20% or more of the outstanding common shares. Excluded from the definition of “Acquiring Person” are the Company and its Affiliates, and any Person who becomes the Beneficial Owner of 20% or more of the outstanding common shares as a result of one or more or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition and a Convertible Security Acquisition. The definitions of “Voting Share Reduction”, “Permitted Bid Acquisition”, “Exempt Acquisition”, “Pro Rata Acquisition” and “Convertible Security Acquisition” are set out in the Amended Rights Plan. However, in general:

(i) a “Voting Share Reduction” means an acquisition or redemption of common shares by the Company which, by reducing the number of outstanding common shares, increases the percentage of common shares Beneficially Owned by any Person to over 20% of the outstanding common shares;

(ii) a “Permitted Bid Acquisition” means an acquisition of common shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

(iii) an “Exempt Acquisition” means an acquisition of common shares in respect of which the Board of Directors has waived the application of the Amended Rights Plan, which was made pursuant to a dividend reinvestment plan of the Company, which was made pursuant to the receipt or exercise of rights issued by the Company to all the holders of common shares (other than holders resident in a jurisdiction where such distribution is restricted or impracticable as a result of applicable law) to subscribe for or purchase common shares or Convertible Securities (provided that such rights are acquired directly from the Company and not from any other Person and provided that the Person does not hereby acquire a greater percentage of common shares or Convertible Securities so offered than the Person’s percentage of common shares or Convertible Securities beneficially owned immediately prior to such acquisition), which was made pursuant to a distribution by the Company of common shares or Convertible Securities made pursuant to a prospectus (provided that the Person does not thereby acquire a greater percentage of the common shares or Convertible Securities so offered than the percentage owned immediately prior to such acquisition), which was made pursuant to a distribution by the Company of common shares or Convertible Securities by way of a private placement or a securities exchange Take-over Bid circular or upon the exercise by an individual employee of stock options granted under a stock option plan of the Company or rights to purchase securities granted under a share purchase plan of the Company, or which is made pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval;

(iv) a “Pro Rata Acquisition” means an acquisition by a Person as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires common shares or Convertible Securities on the same pro rata basis as all other holders of common shares of the same class; and

(v) a “Convertible Security Acquisition” means an acquisition of common shares upon the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition.

Also excluded from the definition of “Acquiring Person” are underwriters or members of a banking or selling group acting in connection with a distribution of securities by way of prospectus or private placement, a Person in its capacity as an Investment Manager, Trust Corporation, Plan Trustee, Statutory Body, Crown Agent or Manager (provided that such Person is not making or proposing to make a Take-over Bid), and a Person (a “Grandfathered Person”) who is the Beneficial Owner of 20% or more of the outstanding common shares of the Company as at the Record Time, provided, however, that this exception ceases to be applicable to a Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time: (1) cease to own 20% or more of the outstanding common shares or (2) become the Beneficial Owner of additional common shares constituting more than 1% of the number of common shares outstanding as at the Record Time.

(e)	Beneficial Ownership

General

In general, a Person is deemed to Beneficially Own common shares actually held by others in circumstances where those holdings are or should be grouped together for purposes of the Amended Rights Plan. Included are holdings by the Person’s Affiliates (generally, a person that controls, is controlled by, or under common control with another person) and Associates (generally, relatives sharing the same residence). Also included are securities which the Person or any of the Person’s Affiliates or Associates has the right to acquire within 60 days (other than (1) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution to the public or pursuant to a private placement of securities; or (2) pursuant to a pledge of securities in the ordinary course of business).

A Person is also deemed to “Beneficially Own” any securities that are Beneficially Owned (as described above) by any other Person with which the Person is acting jointly or in concert (a “Joint Actor”). A Person is a Joint Actor with any Person who is a party to an agreement, arrangement or understanding with the first Person or an Associate or Affiliate thereof to acquire or offer to acquire common shares.

Institutional Shareholder Exemptions from Beneficial Ownership

The definition of “Beneficial Ownership” contains several exclusions whereby a Person is not considered to “Beneficially Own” a security. There are exemptions from the deemed “Beneficial Ownership” provisions for institutional shareholders acting in the ordinary course of business. These exemptions apply to: (i) an investment manager (“Investment Manager”) which holds securities in the ordinary course of business in the performance of its duties for the account of any other Person (a “Client”) including, the acquisition or holding of securities for non-discretionary accounts held on behalf of a Client by a broker or dealer registered under applicable securities laws); (ii) a licensed trust corporation (“Trust Corporation”) acting as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and which holds such security in the ordinary course of its duties for such accounts; (iii) the administrator or the trustee (a “Plan Trustee”) of one or more pension funds or plans (a “Plan”) registered under applicable law; (iv) a Person who is a Plan or is a Person established by statute (the “Statutory Body”), and its ordinary business or activity includes the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies; (v) a Crown Agent; (iv) a manager or trustee (“Manager”) of a mutual fund (“Mutual Fund”) that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the laws of the United States of America or is a Mutual Fund. The foregoing exemptions only apply so long as the Investment Manager, Trust Corporation, Plan Trustee, Plan, Statutory Body, Crown Agent, Manager or Mutual Fund is not then making or has not then announced an intention to make a Take-over Bid, other than an Offer to Acquire common shares or other securities pursuant to a distribution by the Company or by means of ordinary market transactions.

A Person will not be deemed to “Beneficially Own” a security because: (i) the Person is a Client of the same Investment Manager, an Estate Account or an Other Account of the same Trust Corporation, or Plan with the same Plan Trustee as another Person or Plan on whose account the Investment Manager, Trust Corporation or Plan Trustee, as the case may be, holds such security or (ii) the Person is a Client of an Investment Manager, Estate Account, Other Account or Plan, and the security is owned at law or in equity by the Investment Manager, Trust Corporation or Plan Trustee, as the case may be.

Exemption for Permitted Lock-up Agreement

Under the Amended Rights Plan, a Person will not be deemed to “Beneficially Own” any security where the holder of such security has agreed to deposit or tender such security, pursuant to a Permitted Lock-up Agreement or to a Take-over Bid made by such Person or such Person’s Affiliates or Associates or a Joint Actor, or such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or such Person’s Affiliates, Associates or Joint Actors until the earliest time at which any such tendered security is accepted unconditionally for payment or is taken up or paid for.

A Permitted Lock-up Agreement is essentially an agreement between a Person and one or more holders of common shares (the terms of which are publicly disclosed and available to the public within the time frames set forth in the definition of Permitted Lock-up Agreement) pursuant to which each Locked-up Person agrees to deposit or tender common shares to the Lock-up Bid and which further permits the Locked-up Person to withdraw its common shares in order to deposit or tender the common shares to another Take-over Bid or support another transaction: (i) at a price or value that exceeds the price under the Lock-Up Bid; or (ii) for a number of Common Share at least 7% greater than the number of common shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Common Share that is not less than the price or value per Common Share offered under the Lock-up Bid; or (iii) at an offering price that exceeds the offering price in the Lock-up Bid by as much as or more than a Specified Amount and that does not provide for a Specified Amount greater than 7% of the offering price in the Lock-up Bid. The Amended Rights Plan therefore requires that a Person making a Take-Over Bid structure any Lock-up Agreement so as to provide reasonable flexibility to the shareholder in order to avoid being deemed the Beneficial Owner of the common shares subject to the Lock-up Agreement and potentially triggering the provisions of the Amended Rights Plan.

A Permitted Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Person who made the Lock-up Bid an opportunity to match a higher price in another Take-Over Bid or other similar limitation on a Locked-up Person’s right to withdraw common shares so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw common shares during the period of the other Take-Over Bid or transaction. Finally, under a Permitted Lock-up Agreement, no “break up” fees, “top up” fees, penalties, expenses or other amounts that exceed in aggregate the greater of: (i) 2-1/2% of the price or value of the consideration payable under the Lock-up Bid; and (ii) 50% of the amount by which the price or value of the consideration received by a Locked-up Person under another Take-Over Bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid; can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender common shares to the Lock-up Bid or withdraws common shares previously tendered thereto in order to deposit such common shares to another Take-Over Bid or support another transaction.

(f)	Flip-in Event

A Flip-in Event occurs when any Person becomes an Acquiring Person. In the event that, prior to the Expiration Time, a Flip-in Event which has not been waived by the Board of Directors occurs (see “Redemption, Waiver and Termination”), each Right (except for Rights Beneficially Owned or which may thereafter be Beneficially Owned by an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a Joint Actor (or a transferee of any such Person), which Rights will become null and void) shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms of the Amended Rights Plan, that number of common shares having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price, for the Exercise Price (such Right being subject to anti-dilution adjustments). For example, if at the time of the Flip-in Event the Exercise Price is CDN$200 and the Market Price of the common shares is CDN$20, the holder of each Right would be entitled to purchase common shares having an aggregate Market Price of CDN$400 (that is, twenty (20) common shares) for CDN$200 (that is, a 50% discount from the Market Price).

(g)	Permitted Bid and Competing Permitted Bid

A Permitted Bid is a Take-over Bid made by way of a Take-over Bid circular and which complies with the following additional provisions:

(i) the Take-over Bid is made to all holders of record of common shares, other than the Offeror;

(ii) the Take-over Bid contains irrevocable and unqualified conditions that:

A. no common shares shall be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on a date which is not less than 60 days following the date of the Take-over Bid and the provisions for the take-up and payment for common shares tendered or deposited thereunder shall be subject to such irrevocable and unqualified condition;

B. unless the Take-over Bid is withdrawn, common shares may be deposited pursuant to the Take-over Bid at any time prior to the Close of Business on the date of first take-up or payment for common shares and all common shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to the Close of Business on such date;

C. more than 50% of the outstanding common shares held by Independent Shareholders must be deposited to the Take-over Bid and not withdrawn at the Close of Business on the date of first take-up or payment for common shares; and

D. in the event that more than 50% of the then outstanding common shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn as at the date of first take-up or payment for common shares under the Take-over Bid, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of common shares for not less than 10 Business Days from the date of such public announcement.

A Competing Permitted Bid is a Take-over Bid that is made after a Permitted Bid has been made but prior to its expiry and that satisfies all the requirements of a Permitted Bid as described above, except that a Competing Permitted Bid is not required to remain open for 60 days so long as it is open until the later of: (i) the earliest date on which common shares may be taken-up or paid for under any earlier Permitted Bid or Competing Permitted Bid that is in existence; and (ii) 35 days (or such other minimum period of days as may be prescribed by applicable law in Ontario) after the date of the Take-over Bid constituting the Competing Permitted Bid.

(h)	Redemption, Waiver and Termination

(i) Redemption of Rights on Approval of Holders of Common Shares and Rights. The Board of Directors acting in good faith may, after having obtained the prior approval of the holders of common shares or Rights, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted for anti-dilution as provided in the Rights Agreement (the “Redemption Price”).

(ii) Discretionary Waiver respecting Acquisition not by Take-over Bid Circular. The Board of Directors acting in good faith may, with the prior consent of the holders of common shares, determine, at any time prior to the occurrence of a Flip-in Event as to which the application of the Amended Rights Plan has not been waived, if such Flip-in Event would occur by reason of an acquisition of common shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to holders of common shares and otherwise than by inadvertence when such inadvertent Acquiring Person has then reduced its holdings to below 20%, to waive the application of the Amended Rights Plan to such Flip-in Event. However, if the Board of Directors waives the application of the Amended Rights Plan, the Board of Directors shall extend the Separation Time to a date subsequent to and not more than 10 Business Days following the meeting of shareholders called to approve such a waiver.

(iii) Discretionary Waiver with Mandatory Waiver of Concurrent Bids. The Board of Directors acting in good faith may, prior to the occurrence of a Flip-in Event as to which the Amended Rights Plan has not been waived under this clause, upon prior written notice to the Rights Agent, waive the application of the Amended Rights Plan to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of common shares. However, if the Board of Directors waives the application of the Amended Rights Plan, the Board of Directors shall be deemed to have waived the application of the Amended Rights Plan in respect of any other Flip-in Event occurring by reason of such a Takeover Bid made prior to the expiry of a bid for which a waiver is, or is deemed to have been, granted.

(iv) Waiver of Inadvertent Acquisition. The Board of Directors acting in good faith may waive the application of the Amended Rights Plan in respect of the occurrence of any Flip-in Event if: (i) the Board of Directors has determined that a Person became an Acquiring Person under the Amended Rights Plan by inadvertence and without any intent or knowledge that it would become an Acquiring Person; and (ii) the Acquiring Person has reduced its Beneficial Ownership of common shares such that at the time of waiver the Person is no longer an Acquiring Person.

(v) Deemed Redemption. In the event that a Person who has made a Permitted Bid or a Takeover Bid in respect of which the Board of Directors has waived or has deemed to have waived the application of the Amended Rights Plan consummates the acquisition of the common shares, the Board of Directors shall be deemed to have elected to redeem the Rights for the Redemption Price without any further formality.

(vi) Redemption of Rights on Withdrawal or Termination of Bid. Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

If the Board of Directors is deemed to have elected or elects to redeem the Rights as described above, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights is to receive the Redemption Price. Within 10 Business Days of any such election or deemed election to redeem the Rights, the Company will notify the holders of the common shares or, after the Separation Time, the holders of the Rights.

(i)	Anti-Dilution Adjustments

The Exercise Price of a Right, the number and kind of securities subject to purchase upon exercise of a Right, and the number of Rights outstanding, will be adjusted in certain events, including:

(i) if there is a dividend payable in common shares or Convertible Securities (other than pursuant to any optional stock dividend program, divided reinvestment plan or a dividend payable in common shares in lieu of a regular periodic cash dividend) on the common shares; or

(ii) a subdivision or consolidation of the common shares; or

(iii) an issuance of common shares or Convertible Securities in respect of, in lieu of or in exchange for common shares; or

(iv) if the Company fixes a record date for the distribution to all holders of common shares of certain rights or warrants to acquire common shares or Convertible Securities, or for the making of a distribution to all holders of common shares of evidences of indebtedness or assets (other than regular periodic cash dividend or a dividend payable in common shares) or rights or warrants.

(j)	Supplements and Amendments

The Company may make amendments to correct any clerical or typographical error or which are necessary to maintain the validity of the Rights Agreement as a result of any change in any applicable legislation, rules or regulation. Any changes made to maintain the validity of the Amended Rights Plan shall be subject to subsequent confirmation by the holders of the common shares or, after the Separation Time, the holders of the Rights.

Subject to the above exceptions, after the meeting, any amendment, variation or deletion of or from the Rights Agreement and the Rights is subject to the prior approval of the holders of common shares, or, after the Separation Time, the holders of the Rights.

The Board of Directors reserves the right to alter any terms of or not proceed with the Amended Rights Plan at any time prior to the meeting if the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so, in light of subsequent developments.

(k)	Expiration

If the Amended Rights Plan is ratified, confirmed and approved at the meeting, it will become effective immediately following such approval and remain in force until the earlier of the Termination Time (the time at which the right to exercise Rights shall terminate pursuant to the Amended Rights Plan) and the termination of the annual meeting of the Shareholders in the year 2011 unless at or prior to such meeting the Company’s shareholders ratify the continued existence of the Amended Rights Plan, in which case the Amended Rights Plan would expire at the earlier of the Termination Time and the termination of the 2014 annual meeting of the Company’s shareholders.

Canadian Federal Income Tax Consequences

The Company considers that the Rights, when issued, will have negligible monetary value and therefore shareholders resident or deemed to be resident in Canada will not be required to include any amount in income under the Income Tax Act (Canada) (the “Tax Act”) as a result of the issuance of the Rights. The Rights will be considered to have been acquired at no cost. Such holders may be required to include an amount in income or realize a capital gain in the event that the Rights are exercised or otherwise disposed of.

On the basis that the Rights, when issued, will have negligible monetary value, the issuance of Rights to a shareholder that is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, should not be subject to non-resident withholding tax under the Tax Act. The exercise or disposition of such Rights by such holders may have income or withholding tax consequences under the Tax Act.

This statement is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular shareholder. Shareholders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and any applicable tax laws.

United States Federal Income Tax Consequences

As the possibility of the rights becoming exercisable is both remote and speculative, the adoption of the Amended Rights Plan will not constitute a distribution of stock or property by the Company to its shareholders, an exchange of property or stock, or any other event giving rise to the realization of gross income by any shareholder. The holder of Rights may have taxable income if the Rights become exercisable or are exercised or sold. In the event the Rights should become exercisable, shareholders should consult their own tax advisor concerning the consequences of acquiring, holding, exercising or disposing of their Rights. This statement is of a general nature only and is not intended to constitute nor should it be construed to constitute legal or tax advice to any particular shareholder. Shareholders are advised to consult their own tax advisors regarding the consequences of acquiring, holding, exercising or otherwise disposing of their Rights, taking into account their own particular circumstances and any applicable tax laws.

Eligibility for Investment in Canada

The Rights are qualified investments under the Tax Act for registered retirement savings plans, registered retirement income funds, deferred profit savings plans (collectively, “Registered Plans”) and registered education savings plans, and will not constitute foreign property for a Registered Plan or any other taxpayer subject to Part XI of the Tax Act, provided that the common shares are at all relevant times for purposes of the Tax Act qualified investments that are not foreign property for such plans. The issuance of the Rights will not affect the eligibility of the common shares as investments for investors governed by certain Canadian federal and provincial legislation governing insurance companies, trust companies, loan companies and pension plans.

Vote Required

The Amended Rights Plan Resolution must be approved by a simple majority of 50% plus one vote of the votes cast by the Independent Shareholders at the meeting. If the Amended Rights Plan Resolution is passed at the meeting, then the Amended Rights Plan will become effective as of the date the Amended Rights Plan Resolution is passed. If the Amended Rights Plan Resolution is not passed at the meeting, the Amended Rights Plan will not become effective.

Recommendation of the Board of Directors

The Board of Directors has reviewed the Amended Rights Plan for conformity with current practices of Canadian issuers with respect to shareholder rights plan design. Based on its review, the Board of Directors has determined that it is advisable and in the best interests of the Company and its shareholders that the Company has in place a shareholder rights plan in the form of the Amended Rights Plan. Accordingly, the Board of Directors unanimously recommends a vote “FOR” the adoption of the Amended Rights Plan. The Board of Directors has resolved to adopt the Amended Rights Plan, subject to approval by the Independent Shareholders at the meeting. The Company has been advised that the directors and senior officers of the Company intend to vote all common shares held by them in favor of the approval of the Amended Rights Plan.

The Board of Directors reserves the right to alter any terms of or not proceed with the Amended Rights Plan at any time prior to the meeting if the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so, in light of subsequent developments.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal 2007, the Board of Directors of the Company held eleven meetings, including seven meetings by telephone. Each incumbent director attended 100% of the regularly scheduled Board meetings, at least 90% of the telephonic Board meetings and 100% of the Committee meetings on which that Director served. In aggregate, all directors attended 97% of all Board meetings and Committee meetings. It is the practice of the non-employee Directors to periodically meet in executive session, and it is the practice of the Audit Committee to meet in executive session with the Company’s internal audit manager, external auditors, chief financial officer and chief legal officer after every committee meeting. Company policies do not require members of the Board of Directors to attend the Company’s annual meetings of shareholders, although all directors are invited to attend. At the Company’s 2007 annual meeting of shareholders, Dr. Sergio Edelstein, a current member of the Board of Directors, was in attendance.

The Board of Directors has an Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee and Technology Committee. Each Committee has a written charter, copies of which are posted on the Company’s website at http://www.gsig.com/investors/.

Audit Committee. The Audit Committee oversees the financial reporting process and the internal controls of the Company, reviews the financial statements of the Company and oversees the appointment and activities of the Company’s registered independent public accounting firm. The Audit Committee is currently composed of three members, each of whom is “independent” as defined in National Instrument 52-110—Audit Committees of the Canadian Securities Regulators and by NASDAQ. The Directors currently serving on the Audit Committee are Messrs. Black, Garrettson and Virgilio, with Mr. Black serving as Chairman. The Audit Committee, with the Board of Directors’ ratification, has selected and appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The Board of Directors has determined that Mr. Black, the current Audit Committee chairman, is an audit committee financial expert, as that term is defined in Item 407(d)(5)of Regulation S-K of the United States Securities Act of 1933, as amended. The Audit Committee operates under a written charter that is reviewed and updated at least annually by the Audit Committee and approved by the full Board of Directors. The Audit Committee held five (5) meetings (including one meeting by telephone) during fiscal 2007.

Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also approves all stock option, restricted stock and other equity awards. The Directors currently serving on the Compensation Committee are Messrs. Pond and Griffiths, and Ms. Hatsopoulos. Ms. Hatsopoulos chairs the Committee. All of the above-named Directors serving on the Compensation Committee are “independent” as defined by NASDAQ rules. The Compensation Committee operates under a written charter that is reviewed and updated at least annually by the Compensation Committee and approved by the full Board of Directors. The Compensation Committee held seven (7) meetings (including three (3) meetings by telephone) during fiscal 2007.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (“the NCG Committee”) is responsible for the following: (a) identifying individuals qualified to become board members and recommending such individuals to the Board as director nominees; (b) developing and recommending to the Board a set of corporate governance principles applicable to the Company; and (c) reviewing the qualifications of Directors eligible to become members of the different committees of the board, and recommending to the Board director nominees for each committee. The Directors currently serving on the NCG Committee are Messrs. Pond and Virgilio and Ms. Hatsopoulos, with Mr. Pond serving as Chairman. The NCG Committee operates under a written charter that is reviewed and updated at least annually by the NCG Committee and approved by the full Board of Directors. The NCG held four meetings during fiscal 2007. The Board of Directors has determined that the members of the NCG Committee are independent as defined by NASDAQ rules.

The NCG Committee and the Board of Directors have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by a director or an officer of the Company. Under the Company’s By-Law Number 1, a shareholder may recommend a director nominee if the recommendation is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholder’s meeting to which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to recommend candidates for consideration by the NCG Committee and the full Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications.

The criteria that the NCG Committee has established regarding the minimum qualifications for nominees are available on the Company’s Web site at http://www.gsig.com/investors/, under the title of “Director Selection and Board Composition.” The criteria center on finding candidates who have the highest level of integrity, are financially literate, have motivation and sufficient time to devote themselves to Company matters and who have skills that complement the skills and knowledge of the current Directors. The nominees named in this management proxy circular are all incumbent Directors, and have been selected and recommended by the current Board of Directors.

The Board is committed to a policy of equal opportunity in who it recommends to shareholders as potential director candidates.

Currently, six of the seven Directors are independent, including the Chairman, Mr. Black.

Annually, the NCG Committee leads a Board peer and self-evaluation exercise. Directors are asked to individually rate themselves and each other board member on a number of specified criteria. Assessments are tabulated and distributed to the entire Board, where they are discussed in a group session. In addition, the NCG Committee evaluates its own performance and discusses those results with the full Board as well.

Technology Committee. The Technology Committee reviews, evaluates and makes recommendations to the Board regarding the Company’s major technology initiatives, including its research and development activities. The Committee also evaluates technical and market risks associated with new product development programs, and assesses both existing and new potential technology markets. The Committee currently consists of Phillip Griffiths, Garrett Garrettson, and Sergio Edelstein, with Mr. Griffiths serving as the Chairman. The Technology Committee operates under a written charter that is reviewed and updated at least annually by the Technology Committee and approved by the full Board of Directors. The Technology Committee held eight (8) meetings (including four (4) meetings by telephone) during fiscal 2007.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors and/or individual Directors due to the limited number of such communications historically. However, the names of all Directors are available to shareholders in this management proxy circular and on the Company website. If the Company receives any shareholder communication intended for the full Board of Directors or any individual Director, the Company will forward all such communications to the full Board of Directors or such individual Director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication. The Company has also established a worldwide confidential hotline for communication between Company employees and members of the Audit Committee. The confidential hotline is administered by an independent third party that reports any hotline communications to both the Audit Committee Chairman and the Chief Legal Officer of the Company.

COMMITTEE REPORTS

Report of the Audit Committee

The Audit Committee assists the Board of Directors by monitoring the accounting, financial reporting, data processing, regulatory and internal control environments and overseeing the appointment and activities of the Company’s registered independent public accounting firm, including the audit of the Company’s financial statements and its financial control systems. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•

Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems on behalf of the Board of Directors and to report the results of the Audit Committee’s activities to the Board of Directors;

•	Appoint, evaluate and retain the Company’s registered independent public accounting firm each fiscal year;

•

Maintain direct responsibility for the compensation, termination and oversight of the registered independent public accounting firm’s performance and evaluate the registered independent public accounting firm’s qualifications, performance, and compensation;

•	Evaluate the Company’s quarterly financial performance, reporting and compliance with applicable laws and regulations;

•	Oversee management’s establishment and enforcement of financial policies; and

•	Provide an open avenue of communication among the registered independent public accounting firm, financial and senior management, and the Board of Directors.

The Audit Committee has:

•

Reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

Discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect and as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications), with Ernst & Young LLP, including the process used by management in formulating certain accounting estimates and the basis for the conclusions of Ernst & Young LLP regarding the reasonableness of those estimates;

•	Reviewed and discussed the results of the findings of Ernst & Young LLP relating to the Company’s internal control system, as mandated by the Sarbanes-Oxley Act of 2002; and

•

Met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

•	Met separately in executive session at least quarterly with the Company’s Chief Financial Officer, Chief Legal Officer and Director of Internal Audit.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Ernst & Young LLP and considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence, and has satisfied itself as to the independence of Ernst & Young LLP.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the United States Securities and Exchange Commission.

The Audit Committee, with the ratification of the full Board of Directors, has also appointed and selected Ernst & Young LLP of Boston, Massachusetts as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2008.

Report submitted by: Richard B. Black (Chair), Garrett A. Garrettson, and Benjamin J. Virgilio

Report of the Compensation Committee

The current members of the Compensation Committee are Messrs., Pond and Griffiths and Ms. Hatsopoulos.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the management proxy circular for the fiscal year ending December 31, 2007.

Report submitted by: Marina Hatsopoulos (Chair), Phillip Griffiths, and Byron Pond

Report of the Nominating and Corporate Governance Committee

Statement of Corporate Governance Practices for NI 58-101 Purposes

The Board of Directors and senior management of the Company consider good corporate governance to be central to the effective operation of the Company. As part of the Company’s commitment to effective corporate governance, the Board of Directors, with the assistance of the NCG Committee, monitors changes in legal requirements and best practices. Effective June 30, 2005, the Canadian Securities Administrators introduced in final form National Instrument 58-101—Disclosure of Corporate Governance Practices (the “National Instrument”) and National Policy 58-201—Corporate Governance Guidelines (the “National Policy”). The Board of Directors and the Company have devoted significant attention and resources to ensuring that the Company’s system of corporate governance meets or exceeds applicable legal and stock exchange requirements. Set out below is a description of certain corporate governance practices of the Company, as required by the National Instrument.

Board of Directors

The National Policy recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With six of seven Directors considered independent, the Board of Directors is composed of a majority of independent Directors. The six independent Directors are: Messrs. Black, Pond, Griffiths, Virgilio and Garrettson and Ms. Hatsopoulos. Dr. Edelstein, the Company’s President and Chief Executive Officer, has a material relationship with the Company by virtue of his corporate offices, and is therefore not independent. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board of Directors to function independently of management. The non-employee Directors hold periodic executive sessions without management. In addition, and to ensure independence from management, Dr. Edelstein is requested to withdraw, where appropriate, from meetings of the Board of Directors and similarly from any meetings of Committees to which he may be invited when circumstances so dictate.

The Company and the Board of Directors recognize the significant commitment involved in being a member of the Board of Directors. Accordingly, Directors notify the Chairman of the Board of a change in status including if they have begun serving on another corporate board of directors or with any governmental advisory or charitable organization. The Nominating and Corporate Governance Committee is responsible for evaluating whether continued membership on the Board of Directors is appropriate. Currently, Messrs. Black, Garrettson, Griffiths, Pond, Virgilio, and Ms Hatsopoulos are Directors who serve on the boards of other companies as described in their biographies in the section of this management information circular titled, “Election of Directors”.

With respect to the attendance of Directors at Board of Directors and committee meetings, please refer to the section of this management information circular titled “Board of Directors and Committee Meetings”.

Board Mandate

The Board of Directors is responsible for the overall stewardship of the Company. The Board of Directors discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board of Directors, the Chairman of the Board and officers of the Company. The Board of Directors has established four committees to assist with its responsibilities: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Technology Committee. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee has a charter defining its responsibilities. The Board of Directors does not have an executive committee. Please see additional disclosure relating to each of the Committees of the Board of Directors under the section of this management information circular titled, “Board of Directors and Committee Meetings” above.

Position Descriptions

The Board of Directors has developed position descriptions for the Chair of each committee of the Board of Directors. The Board of Directors has also developed a position description for the Chief Executive Officer of the Company.

Orientation and Continuing Education

Responsibility for orientation programs for new directors is assigned to the NCG Committee. In this regard, the NCG Committee’s duties include ensuring the adequacy of the orientation and education program for all directors in order to ensure that directors maintain the skill and knowledge necessary to meet their obligations. Directors receive subscriptions to industry periodicals, attend Board-sponsored seminars and presentations, and meet in different Company locations in an effort to familiarize themselves with all of the Company’s various product lines and technologies.

Ethical Business Conduct

The Company published a written Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics sets out the core values and the principles by which the Company is governed and addresses topics including, inter alia, honest and ethical business conduct, conflicts of interest; compliance with applicable laws, Company policies and procedures; insider trading; use of corporate assets and opportunities; confidentiality of corporate information; reporting responsibilities and procedures; and non-retaliation.

The Audit Committee and the Board is responsible for periodically reviewing the Code of Ethics. The Company’s Human Resources Department is responsible for communicating the Code of Ethics to all directors, officers and employees. The Audit Committee monitors overall compliance with the Code of Ethics for the directors, officers, and employees of the Company. All issues and concerns specifically related to accounting, internal financial controls and/or auditing will be reviewed and forwarded to the Audit Committee. A copy of the Code of Ethics is available on the Company’s Web site at http://www.gsig.com.

The Board of Directors and the Audit Committee have established a hotline to encourage employees, officers and Directors to raise concerns regarding matters covered by the Code of Ethics (including accounting, internal controls or auditing matters) on a confidential basis free from discrimination, retaliation or harassment.

In addition, in order to ensure independent judgment in considering transactions/agreements in which a director/officer has a material interest, related party transactions are reviewed by the NCG Committee annually as more fully described in the “Interests of Insiders in Material Transactions” section of this management proxy circular.

Assessments

The NCG Committee is responsible for assessing the effectiveness of the Board of Directors as a whole and the committees of the Board of Directors. Each Director is required to complete, on an annual basis, a written self and peer evaluation. The Nominating and Corporate Governance Committee reviews the evaluations and results are summarized and presented to the full Board of Directors each year.

Report submitted by: Byron O. Pond (Chair), Benjamin J. Virgilio, and Marina Hatsopoulos

Report of the Technology Committee

The Board of Directors of the Company recognizes the central role of technology in enabling the Company to achieve its long-term strategic objectives. Accordingly, the Board of Directors has established the Technology Committee to review the Company’s technology development, and to advise the Board on strategic opportunities in the context of the Company’s strategic planning in both new and existing business and markets.

In carrying out the purpose set forth above, the Technology Committee:

(a) Reviews, evaluates and makes recommendations to the Board regarding the Company’s major technology plans and strategies, including its research and development activities, and evaluates technical and market risks associated with product development and investment.

(b) Assesses existing and potential new technology markets and makes recommendations to the Board with respect to the innovation and technology acquisition process to assure ongoing business growth.

(c) Advises on the development of measurement and tracking systems important to successful innovation.

(d) Monitors and evaluates future trends in technology that may affect the Company’s strategic plans, including monitoring of industry trends.

Report submitted by: Phillip Griffiths (Chair), Garrett Garrettson, and Sergio Edelstein

COMPENSATION DISCUSSION & ANALYSIS

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the Board of Directors of GSI Group Inc. (“the Committee”) and the executive staff in setting executive compensation. In this section, the use of the terms, “we”, “our”, “us” and the “Committee” refers to the Compensation Committee unless otherwise specified.

The Compensation Committee

The Compensation Committee is responsible for setting, implementing and monitoring the Company’s executive compensation policy, subject to the ultimate authority of the Board of Directors. The Committee works with the CEO and, where appropriate, outside consultants and internal Legal and HR representatives on compensation issues. The Company’s compensation policy seeks to build long-term shareholder value by targeting compensation to important strategic Company goals, and by incentivizing and retaining a highly qualified executive team.

Committee Members and Independence

The current members of the Committee are Marina Hatsopoulos (Chair), Byron O. Pond and Phillip Griffiths. Between January—July 2006, the members of the Committee were Benjamin Virgilio (Chair), Marina Hatsopoulos and Byron Pond. Committee assignments changed as of the July 2007 Board of Directors meeting pursuant to the annual recommendations of the Nominating and Governance Committee; however, there was no change in the Compensation Committee. Mr. Pond is also the Chair of the Nominating and Governance Committee. Mr. Griffiths is also the Chair of the Technology Committee. Each member of the Compensation Committee from January 2007 through the present has been qualified as independent under NASDAQ listing standards and following an annual independence review performed by the Nominating and Governance Committee.

Role of the Committee

The Committee operates pursuant to a written Charter. The Charter sets forth the Committee’s purpose, authority and responsibilities, and procedures. The Charter is reviewed and approved by the Board of Directors, and is available at the Investor Relations page of the Company’s website (http://www.gsig.com/investors/).

In summary, the Committee’s responsibilities include:

•	To review and approve the compensation and benefits polices of the Company generally;

•	To annually review and evaluate the performance of the CEO and his evaluation of the Company’s senior executives;

•	To annually review and recommend to the Board of Directors the compensation for the Company’s senior managers, including the CEO;

•	To annually review and approve the annual and long-term compensation-based performance objectives for the Company’s senior managers, including the CEO;

•	To annually review and make recommendations to the Board of Directors with respect to grants under the Company’s incentive compensation and equity-based compensation plans.

•	To annually review the Compensation Discussion and Analysis section of the Company’s annual proxy statement.

The Committee meets as often as the Chair deems appropriate and not less than four times per year. In 2007, the Committee met seven times, including three telephonic meetings. The Committee reports its actions and recommendations to the full Board of Directors at each quarterly Board meeting. The Committee meets in executive session, and where appropriate, with members of management, including the CEO, outside consultants, HR representatives and the General Counsel. The Committee delegates the authority to evaluate senior executive performance against annual goals to the CEO, who then reports his findings to the Committee, together with his recommendations for senior executive compensation for the coming year. The Committee then meets with the CEO to discuss his evaluations and recommendations. The Committee typically receives study materials in advance of each meeting. Depending on the agenda, these materials can include:

•	Financial reports

•	Individual performance reports

•	Stock ownership and option holding reports

•	Peer group compensation data

•	Individual compensation tally sheets

External Peer and Survey Data

The Committee is authorized to retain such outside consultants and advisors as it deems appropriate in its sole discretion. During 2007, the Committee retained Pearl Meyer and Associates as an outside compensation consultant to advise it in connection with developing a compensation package for Sergio Edelstein, and to provide survey data in connection with annual executive compensation reviews. In addition, at the Committee’s request, the Company engaged Pearl Meyer in regard to developing stock ownership guidelines. In addition, the Company subscribes to the Radford Compensation Survey and makes that data available to the Committee as well. For compensation purposes, Pearl Meyer has identified the following 14 peer group companies:

• Axsys Technologies	• Coherent
• CyberOptics	• Cymer
• Electro Scientific Industries	• FEI Company
• II-VI Incorporated	• Keithley Instruments
• MRV Communication	• Newport Corporation
• Rofin-Sinar Technologies	• Veeco Instruments
• Zygo Corporation	• Excel Technologies

(Collectively, “the Peer Group”). The Peer Group is compared to GSI in the following table:

Company	Revenue ($M)	Market Cap ($M)
GSI Group Inc.	$317.8	$356.7	*
Peer Group 25th Percentile	$139.8	$182.6
Peer Group 50th Percentile	$366.5	$446.9
Peer Group 75th Percentile	$553.7	$1,091.3

*	Market cap as of NASDAQ market close on December 31, 2007

The Peer Group is subject to change from year to year based on changes in relative size, capitalization and other factors.

The Committee looks at multiple compensation data sets because the Company operates under a hybrid business model that includes both systems businesses (semiconductor wafer processing, circuit trimming, and paste inspection) and component technology businesses (galvanometers, encoders, high speed spindles, and lasers). Because the Company competes against systems manufacturers, laser manufacturers, and component manufacturers in differing markets with differing market dynamics, it is difficult to capture a single peer group that faithfully tracks against the Company.

Peer Group compensation data from Pearl looked first to proxy disclosures by Peer Group members by title or functional position. If a functionally equivalent position was disclosed, the Committee used the compensation data in its survey. If there was no functionally equivalent position disclosed, or where there was insufficient match data, Pearl ranked salaries and then applied the rankings against internal GSI executive positions on a best fit basis. Where possible, data was normalized to reflect unique grant situations (e.g., new hires, bi-annual grants, etc.).

The Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and benchmarking. Rather, the Committee and the CEO use these surveys and benchmarking as tools for internally confirming that the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year. Other important factors that drive compensation decisions include individual qualifications and expertise, responsibility, annual individual performance, particular industry and market conditions within a business set, and executive performance as a group against both annual and long-term goals. Finally, the Committee measures performance against the executive team’s success in building shareholder value.

Executive Compensation Philosophy

The executive compensation program is intended to align the interests of management and the shareholders by rewarding performance against strategic objectives that will help to build long-term shareholder value. The following principles guide the company’s executive compensation program.

1. Executives who perform should expect to receive a fair salary that is commensurate with market conditions. Historically, the Company has looked to establish salary structures around the mean of the Company’s peers.

2. Bonuses and equity grants are intended to reflect a pay for performance culture.

3. Performance should be measured against a mix of absolute measures (e.g., profitability goals) and relative measures (e.g., market share, performance relative to peers, etc.), as well as individual performance against MBOs (as defined below).

4. Equity grant metrics should not be revised after the grant date.

5. Equity grant metrics should fairly account for the effects of non-recurring events such as individual acquisitions and reorganizations.

6. Total compensation is a function of individual responsibility within the Company, and the ability to contribute meaningfully to the Company’s strategic growth.

7. Total compensation should allow the Company to attract the best possible candidates and to motivate them to meet or exceed performance metrics that will build long-term shareholder value.

8. Equity-based performance metrics should not target short-term goals or short-term financial enhancements unless those goals are also congruent with building long-term shareholder value.

In applying the above principles, the Committee seeks to maintain the highest quality management team possible, and to build management’s long term commitment to the Company through a compensation program that provides appropriate short and long term incentives built around concrete, objective business and financial goals.

Use of Tally Sheets

The Committee is provided with individual executive compensation summary reports on an annual basis. These reports, sometimes referred to as “tally sheets”, show the total dollar value of an executive’s annual compensation by year and by category of compensation, including salary, annual cash incentive compensation, long-term equity incentive grants and perquisites. Tally sheets also set forth relevant compensation plan terms, individual performance goals and stock vesting terms. Finally, tally sheets include annual Radford executive compensation survey data, as well as the executive’s then current stock ownership position in the Company. The Committee uses tally sheets to provide a concise summary of compensation terms, and to provide a historical record and year-over-year comparison of an executive’s compensation.

Management by Objective

Executive cash incentive programs are generally weighted 70% based on Company or operating unit financial performance and 30% on individual goals. These individual goals are called Management by Objective, hereinafter referred to as “MBO and/or MBOs”. MBOs are set at the beginning of each year, and are reviewed and approved by the Committee. The CEO is responsible for setting MBOs and then assessing individual performance at year end and reporting the results to the Committee. MBOs assist the Company and the Committee in establishing a link between individual performance and compensation, and to differentiate between executives.

Executive Compensation Program Elements

Executive compensation at the Company included base salary, annual incentive compensation, equity-based compensation and, depending on the individual, perquisites and severance benefits. Compensation benefits vary between executives based on the Committee’s determination as to what is appropriate under the policies set forth above. Each element is discussed below:

Base Salary: Base salary is compensation for services rendered in the job that the executive was hired to perform. In setting base salary, the Company considers qualifications and experience, prior employment (including historical compensation), industry knowledge, scope of responsibilities (including potential growth in responsibilities), individual performance, quality of leadership, internal pay equity, survey data, and tax deductibility. No specific weighting is applied to the factors. Salaries are set once per year as part of the compensation review process. Merit increases to salaries are based on individual performance, peer group data and cost of living adjustments.

Annual Cash Bonus Incentive: Annual incentive cash compensation is an opportunity to earn additional cash compensation based on individual and executive group performance. The CEO is primarily responsible for setting executive incentive compensation for subordinate officers, and the Committee is primarily responsible for setting the CEO’s incentive compensation. Compensation is earned based on meeting individual performance goals tailored to the executive’s role in the Company. Cash bonuses are intended to be earned based on performance against goals which enhance shareholder value, and are difficult to achieve, but are fair. Goals are primarily weighted to company-wide financial performance, and to a lesser extent against personal performance goals. In 2007, 70% of the cash bonus opportunity was measured against company-wide operating profit, and 30% was measured against MBOs and personal performance. Individual performance against goals is determined annually by the CEO and then reviewed by the Compensation Committee. The Compensation Committee determines CEO performance against goals.

Equity-Based Compensation: The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value. Equity grants are also intended to incentivize an executive to remain with the Company by extending vesting periods over several years. Since 2006, the Company has not granted any stock options, opting instead to issue time and performance-based restricted stock grants. Time-based restricted stock grants are intended to permit an executive to build equity in the Company in exchange for continuous service during the vesting period. Performance-based restricted stock grants are intended to reward the executive team as a whole for accomplishing financial goals that enhance shareholder value.

Perquisites and Retirement Benefits: Executives receive perquisites including, in various cases, a car allowance, tax preparation fee reimbursement, disability insurance, and other benefits, all of which are detailed in Summary Compensation Table below.

Management Retention Agreements: In June 2006, the Company entered into retention agreements with all of its senior executives. Under these agreements, executives who remained with the Company for the 12 months ending June 2007 were eligible for a one-time bonus of $100,000. The Committee deemed the Agreements in the best interest of the Company because Charles Winston, the long-time CEO, was retiring. The Committee believed that retaining the existing management through the CEO transition period was critical for the successful transition to a new CEO. The program succeeded in retaining all but one senior executive during the transition period, and all remaining executives received payouts under their Agreements in June 2007. The Committee has no plan to offer any additional retention agreements going forward.

Deferred Compensation Plans: Prior to 2006, the Company offered a deferred compensation plan to selected individuals at the Company. As of December 2006, the Plan was terminated. No Named Executive Officers (“hereinafter “NEO and/or NEOs”) have ever had deferred compensation plans or accounts with the Company.

2007 Executive Compensation:

The amounts and detail paid to NEOs under 2007 executive compensation plans are detailed in the compensation tables that follow this section. This section should be read in conjunction with the Executive Compensation Program Elements section above.

2007 NEO salaries were set based on performance, scope of responsibility and experience, tenure and peer pay data. Base salaries generally fell around the mean paid by peers in comparable positions based on the Radford executive compensation survey data, where that data was available for the position in question. Base salary is not contingent upon overall Company-wide financial performance, although projected financial performance can affect the timing or amount of any subsequent salary increases.

2007 NEO cash incentive plan bonuses were paid based on the achievement of financial and individual performance against MBOs. 2007 bonus plans were heavily weighted towards financial performance, accounting for 70% of the bonus opportunity. The 2007 cash incentive bonus financial goal was $30 Million of operating income. Operating income was defined as income before interest income/(expense), other income/(expense) and foreign currency gains and losses. The Committee also excluded restructuring charges associated with a move of manufacturing assets and personnel from the Company’s UK facilities to its China facilities. No points were awarded for operating income under $27 Million. Points were awarded on a linear interpolation scale between $27 Million and $30 Million, and the ability to earn points above $30 Million was uncapped. The Company’s 2007 audited financial statements reported just under $29.3 Million in adjusted operating income, resulting in a weighted score of 54% for financial goals. The remaining 30% of the available cash incentive bonus opportunity was based on individual MBOs, with the Committee retaining the discretion to increase MBO bonuses for exceptional individual performance. Executives that had principal responsibility for a product group were given MBOs that were heavily skewed towards product group financial and market share performance. Executives without direct product line responsibility were given non-financial MBOs that advanced their particular areas of responsibility. The Committee exercised its bonus award discretion for one NEO in 2007 based on operating unit financial performance. All NEOs also earned a one-time $100,000 retention bonus for remaining with the company through the CEO transition (see Management Retention Agreements above).

The Company’s 2007 long term incentive plan (“LTIP”) granted restricted stock to NEOs per Committee approval. The 2007 grants were 50% time-based and 50% performance-based restricted stock grants. The time-based grants vest equally over three years, beginning with the first anniversary of the grant, which is consistent with the Committee’s belief that time-based grants are intended to incentivize participants for continuing service to the Company, and to insure that individuals develop an ownership interest in the Company. The 2007 performance-based share grants were dependent on meeting an operating profit goal based on the 2007 audited results. Earned awards vest one-third annually over three years, beginning with the year in which the award is earned. Operating profit was calculated exclusive of amortization charges associated with acquisitions, acquired in-process R&D and non-recurring restructuring charges. The Committee retained discretion to adjust operating profit targets in the event of a business disposition, but did not invoke its discretion during 2007 The Plan provided for full vesting at 9.3% operating profit, no vesting at or under 8.5%, and an earn-out cap of 10.5% (or 88% of total base share grant). In 2007, the Company reported an operating profit of 9.2% based on audited results and therefore NEOs earned 88% of their performance-based grant, and vested the first one-third of their awards on March 26, 2008. NEOs also vested the second tranche of their 2006 LTIP awards.

2007 Executive Compensation Studies:

In addition to its other compensation work in 2007, Pearl Meyer & Associates provided the Committee with peer data on selected compensation topics, including executive stock ownership and disposition guidelines, non-qualified deferred compensation practices, equity vesting practices, and executive severance practices. This work was done as part of the Committee’s general practice of reviewing compensation trends on a periodic basis. The Committees findings with respect to each of the above are as follows:

Executive Stock Ownership and Disposition Guidelines:

Pearl Meyer provided the Committee with peer data and an overview of industry practices in January 2007 and November 2007, including CHiPS Professional & Managerial Total Compensation Survey data. The Committee also reviewed ownership and disposition data for Company executives. Based on the data presented, the Committee has concluded that stock ownership and disposition guidelines remain a minority practice among its peers, and that the current equity ownership by Company executives is such that no action is required at this time. The Committee has reserved the right to revisit this issue in the future if peer practice or ownership trends materially change.

Nonqualified Deferred Compensation Programs:

Pearl Meyer provided the Committee with peer data and an overview of industry practices in non-qualified deferred compensation and supplemental executive retirement programs. Of the 13 identified peers, seven have elective deferral programs and one offers a restoration SERP (supplemental executive retirement plan). Company executives were polled as to their interest in such a program. Based on the poll and the relative burdens associated with administering a deferred compensation program, the Committee elected not to pursue the matter further at this time.

Equity Plan Vesting:

The Company’s 2006 Equity Incentive Plan (“the Plan”) specifies vesting rights in the event of a change-in-control (“CiC”) event. The Committee asked Pearl Meyer to review the Plan to determine whether the Plan vesting provisions are consistent with peer group practice and accepted corporate governance standards. The Plan provides for vesting after a CiC as follows:

a.)	Time-based restricted stock grants:

a.	Continued vesting after the CiC per original vesting schedule; and

b.	Full vesting if terminated without cause during first 12 months following the CiC.

b.)	Performance-based restricted stock grants:

a.	CiC during year in which performance is measured triggers immediate pro rata vesting; and

b.	CiC in one of the vesting years following the performance year:

i.	Continued vesting per original schedule, and

ii.	Full vest if terminated without cause during first 12 months.

Based on the data presented by Pearl Meyer, the Committee believes that the Company’s CiC stock vesting provisions are within the norm for peers, and would not be deemed a “Poor Pay Practice” by Institutional Shareholder Services because all vesting provisions are contained within a shareholder-approved equity plan.

Executive Severance Practice:

The Committee has reviewed the Company’s outstanding executive severance agreements, and peer severance agreement data provided by Pearl Meyer. Based on peer survey data, eleven of fourteen peers have severance arrangements with their CEOs and/or NEOs in the event of a termination without cause and absent a CiC. For CEOs, the severance payment multiples generally range from 1x-2x base salary and bonus at plan. For NEOs, the multiples generally range from 0.5x-1x base salary. Seven of eleven peer companies provide benefits continuation to the CEO for at least the length of the severance period. Five of eleven companies provide benefits continuation to NEOs for the length of the severance period. With respect to equity, three companies provide CEOs with full vesting, one company provides its CEO with additional vesting, and one firm provides additional vesting for an NEO.

Several GSI NEOs have severance agreements with the Company. Other GSI NEOs do not. Existing NEO severance agreements are detailed in the Compensation Tables following this section. No Company severance agreement contains “gross up” clauses or other tax payments to the executive. Based on peer group data, the Committee has determined that its severance practices are within peer norms.

2007 CEO Compensation

The Committee approved a 2007 compensation package for Dr. Sergio Edelstein on March 26, 2007. The package included the following components:

Base Salary: $500,000

Annual incentive cash bonus opportunity: 85% of base

2007 LTIP opportunity: 150,000 restricted stock shares

Dr. Edelstein’s LTIP grant includes a 75,000 time-based restricted stock grant that vests in three annual parts, beginning on March 26, 2008. The remaining 75,000 performance-based restricted stock grant vests based on the Company meeting operating profit targets in 2007. Any payment will then be made in three equal annual installments, beginning on March 26, 2008. The Committee reviewed Dr. Edelstein’s performance against his 2007 individual MBOs and the Company 2007 financial performance, and awarded Dr. Edelstein 77% of his corporate financial performance opportunity and 83% of his individual MBO opportunity based on his success in restructuring internal Company operations and his continuing work on exploring new business opportunities for the Company. Dr. Edelstein remains eligible to earn up to 150,000 restricted stock shares based on the Company’s compound revenue and operating income growth from 2007 through 2009. Dr. Edelstein received the award as a sign on grant in June 2006. For purposes of the award, operating income is defined as operating profit as reported in the Company’s 10-K filings, excluding: 1) acquisition-related charges, including amortization of intangibles; 2) restructuring charges; 3) charges related to new financial accounting pronouncements; and 4) any additional charges that the Committee in its discretion deem properly excludable under the circumstances. The Committee has reviewed Dr. Edelstein’s level of compensation compared to the compensation of other chief executive officers using industry recognized market surveys and determined that it is reasonable.

The Compensation Calendar

The standard compensation cycle calls for the CEO to present a draft strategic plan presentation to the Committee at the October Committee meeting. The presentation includes a draft three-year strategic plan and long-term incentive plan (LTIP). Based on Committee feedback, a final strategic plan and LTIP proposal is submitted for approval at the December Board of Directors meeting. Starting in January, the Compensation Committee solicits private CEO performance feedback from each member of the executive staff. The CEO submits a self evaluation which is circulated and discussed by the Committee members. At the February Committee meeting, the CEO provides the Committee with a detailed executive team compensation proposal, including performance reviews for the prior year, proposed bonus payouts based on performance, new objectives for the coming year and proposed LTIP grants. In advance of the meeting, the Committee is provided with individual compensation tally sheets, individual performance reviews, and annual compensation survey data. Based on Committee approval and recommendation, individual compensation packages for the coming year are then approved and presented at the February Board of Directors meeting. As part of this process, management completes individual performance reviews in January, which are used to calculate bonus and incentive compensation payments. Those recommendations are presented to the Committee in February for approval. In the event that payments are contingent upon meeting a financial goal, payments are made only after the audited year-end financial results are released in March.

Tax and Accounting Implications

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that a company may not deduct compensation in excess of $1 million per annum that is paid to a defined group of executives. The Company has determined that compensation paid under executive compensation plans during fiscal year 2007 will be deductible for federal income tax purposes, with the exception of $372,342 of Dr. Edelstein’s 2007 compensation. Recently, the Internal Revenue Service published Revenue Ruling 2008-13 which reverses a position taken by the Service in prior rulings and holds that an incentive plan is not deemed qualified performance-based compensation if it allows payments to be made, regardless of whether performance goals are met, upon termination without cause by the employer or voluntary termination by the employee with good reason. The ruling will not apply if the performance period begins on or before January 1, 2009 or if the compensation is paid under an employment contract in effect on February 21, 2008. Since the Company does not currently have any executive employment related agreements dated after February 21, 2008, the new ruling will not have an immediate effect; however, it may affect Company severance practices going forward.

Since 2006, the Company has accounted for stock-based payments in accordance with FASB Statement 123(R). In December 2005, the Board of Directors voted to accelerate all outstanding executive and non-executive options. Executives and directors who received the benefit of the acceleration additionally entered into agreements restricting their ability to sell option shares. The Board took the above steps to avoid the accounting impact of FASB123(R). Since December 2005, all equity grants have been made in the form of restricted stock grants.

COMPENSATION TABLES

The following table sets forth information with respect to the compensation earned during the fiscal year ended December 31, 2007 by the Company’s Chief Executive Officer and the Company’s Chief Financial Officer and the three other most highly compensated executive officers of the Company who received annual compensation in excess of $100,000 (collectively, with the Chief Executive Officer, the “Named Executive Officers”).

Summary Compensation Table

This table summarizes the total compensation paid to or earned by each of the Named Executive Officers (NEOs) listed below for the fiscal year ending December 31, 2007. The NEOs include the CEO, the CFO, and the three other highest paid executive officers who served during 2007. Compensation reported in this table includes all cash, equity and perquisites paid out to each of the NEOs in 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)[8]	Non-Equity Incentive Plan Compensation		All Other Compensation ($)		Total ($)
(a)	(b)	(c)			(f)	(h)		(j)		(k)
Sergio Edelstein,	2007	495,385	0		1,188,698	333,937		12,000	[1]	2,159,465
President & CEO								8,500	[2]
								550	[3]
								436	[4]
								106,776	[5]
								13,183	[6]

								Total: 141,445
	2006	219,231			292,979	201,044		104,723		817,977

Robert Bowen,	2007	300,641	0		177,094	217,543	[7]	8,700	[1]	722,984
Vice President & CFO								8,500	[2]
								1,600	[4]
								8,906	[6]

								Total: 27,706
	2006	290,000			69,591	142,535		31,039		533,165

Nino Federico,	2007	251,742	24,823	[9]	156,609	199,290	[7]	8,500	[2]	640,964
Vice President, Global Mfging Operations	2006	240,000			63,264	181,200		8,500		492,964

Daniel Lyne,	2007	257,134	0		104,406	220,433	[7]	8,700	[1]	605,925
Vice President & General Counsel								8,500	[2]
								1,750	[3]
								5,002	[6]

								Total: 23,952
	2006	250,000			42,175	130,650		26,342		449,167

Felix Stukalin,	2007	246,497	0		116,465	174,730	[7]	8,700	[1]	558,438
Vice President of Business								8,500	[2]
Development								675	[3]
								1,422	[4]
								1,449	[6]

								Total: 20,746
	2006	Not an NEO			Not an NEO	Not an NEO		Not an NEO		Not an NEO

[1]	Car Allowance
[2]	Company 401K Match
[3]	Tax Preparation
[4]	Car Insurance
[5]	Relocation
[6]	Supplemental Long Term Disability
[7]	Includes the payment of a $100,000 one time Retention Bonus on July 10, 2007.
[8]	Includes the amount expensed in 2007 for Stock Awards made in both 2006 and 2007.
[9]	Represents a one time discretionary bonus for outstanding performance by the business unit that Mr. Federico manages.

All Stock Awards made in 2007 were made pursuant to the Company’s 2006 Equity Incentive Plan. All the Stock Awards made in 2007 were restricted stock granted at the closing price of the Company’s stock on NASDAQ on the date of the grant. The amount indicated in the Stock Awards column is the proportionate amount of the restricted stock grants made in both 2007 and 2006, subject to time vesting and/or the meeting of performance criteria calculated in accordance with SFAS 123R and excludes estimated forfeitures in the year of grant. These amounts reflect the Company’s accounting expense for these grants, and do not correspond with the value that will be recognized by the NEOs. The increase in this column over last year reflects the accounting expense not only for the restricted stock grant made in 2007, but also includes the accounting expense for earned but unvested restricted stock from all the grants made in 2006. The Company only granted stock options prior to 2006 and all of the outstanding stock options were accelerated as of December 31, 2005. In 2006, the Company started granting restricted shares instead of stock options. In 2006, therefore, the only expense taken was for restricted shares granted in one year (2006). In 2007, the expense reflects two years of restricted stock program expense. The assumptions used to value the Stock Awards are set forth in the footnotes to the Company’s annual report. Details of the restricted stock granted to each officer in 2007 are contained in the narrative to the Grants of Plan-Based Award Table below.

All amounts contained in the Non-Equity Incentive Plan Compensation column, except for $100,000 for each of Messrs. Bowen, Federico, Lyne, and Stukalin, represent annual cash awards paid on the basis of the attainment of performance targets set in the first quarter of 2007 for completion by the end of fiscal year 2007. The targets are a combination of operating metrics and specific individual goals as described in the Compensation Discussion and Analysis section of this proxy management circular. The increase in the Non-Equity Incentive Plan compensation column over last year reflects an amount of $100,000 for each of Messrs. Bowen, Federico, Lyne, and Stukalin which represents the payment of the one-time retention bonus offered to executives in connection with the 2006 CEO transition. The Retention Agreement provided for the payment of $100,000 if the executive remained in their position through July 10, 2007, or twelve months following the commencement of Mr. Edelstein’s employment on July 10, 2006.

In July, 2006, Dr. Edelstein accepted the position of President and CEO of the Company and moved from California to the Boston area. The relocation expenses paid by the Company in 2007 reflect the last of the expenses associated with his relocation.

Grants of Plan-Based Awards

This table reports on all plan-based grants to NEOs during 2007. The footnotes to the Table provide the detail for each grant.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[12]		All Other Stock Awards: Number of Shares of Stock or units (#)
		Target ($)
(a)	(b)	(d)		(i)
Sergio Edelstein		333,937	[2]
	3/26/2007			141,000	[3]
Robert Bowen		217,543	[4]
	3/26/2007			32,900	[5]
Nino Federico		224,113	[6]
	3/26/2007			28,200	[7]
Daniel Lyne		220,433	[8]
	3/26/2007			18,800	[9]
Felix Stukalin		174,730	[10]
	3/26/2007			23,500	[11]

[2]	Annual Cash Award as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
[3]

Comprised of a grant on 3/26/07 of 75,000 restricted shares which vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10; and 132,000 shares which are subject to vesting upon the achievement of pre-determined performance targets as detailed in the narrative accompanying this table. This is referred to in the narrative as the “3/26/07 Grant”. According to the narrative, the pre-determined performance target was not met and resulted in the forfeiture of 66,000 performance-based restricted shares on February 15, 2008. The remaining 66,000 performance based shares will vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10.

[4]

Annual Cash Award as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. This amount includes the $100,000 Retention Bonus as described in the narrative to the Summary Compensation Table.

[5]

Comprised of a grant on 3/26/07 of 17,500 restricted shares which vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10; and 30,800 shares which are subject to vesting upon the achievement of pre-determined performance targets as detailed in the narrative accompanying this table. This is referred to in the narrative as the “3/26/07 Grant”. According to the narrative, the pre-determined performance target was not met and resulted in the forfeiture of 15,400 performance-based restricted shares on February 15, 2008. The remaining 15,400 performance based shares will vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10.

[6]

Annual Cash Award as reported in the Non-Equity Incentive Plan Compensation column and the Bonus column of the Summary Compensation Table. This amount includes the $100,000 Retention Bonus as described in the narrative to the Summary Compensation Table.

[7]

Comprised of a grant on 3/26/07 of 15,000 restricted shares which vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10; and 26,400 shares which are subject to vesting upon the achievement of pre-determined performance targets as detailed in the narrative accompanying this table. This is referred to in the narrative as the “3/26/07 Grant”. According to the narrative, the pre-determined performance target was not met and resulted in the forfeiture of 13,200 performance-based restricted shares on February 15, 2008. The remaining 13,200 performance based shares will vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10.

[8]

Annual Cash Award as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. This amount includes the $100,000 Retention Bonus as described in the narrative to the Summary Compensation Table.

[9]

Comprised of a grant on 3/26/07 of 10,000 restricted shares which vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10; and 17,600 shares which are subject to vesting upon the achievement of pre-determined performance targets as detailed in the narrative accompanying this table. This is referred to in the narrative as the “3/26/07 Grant”. According to the narrative, the pre-determined performance target was not met and resulted in the forfeiture of 8,800 performance-based restricted shares on February 15, 2008. The remaining 8,800 performance based shares will vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10.

[10]

Annual Cash Award as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. This amount includes the $100,000 Retention Bonus as described in the narrative to the Summary Compensation Table.

[11]

Comprised of a grant on 3/26/07 of 12,500 restricted shares which vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10; and 22,000 shares which are subject to vesting upon the achievement of predetermined performance targets as detailed in the narrative accompanying this table. This is referred to in the narrative as the “3/26/07 Grant”. According to the narrative, the predetermined performance target was not met and resulted in the forfeiture of 11,000 performance-based restricted shares on February 15, 2008. The remaining 11,000 performance-based shares will vest in equal amounts over a three year period on 3/26/08, 3/26/09, and 3/26/10.

[12]	All amounts in this column refer to either the Annual Cash Award or the Retention Bonus where indicated. Neither have a threshold or maximum amount or equivalent.

The Annual Cash Award consists of $100,000 Retention Bonus for Messrs Bowen, Federico, Lyne, and Stukalin as described in the narrative to the Summary Compensation Table. The remainder of the Annual Cash Award for Messrs Bowen, Federico, Lyne, and Stukalin, and the entire Annual Cash Award for Dr. Edelstein consist of a target that is a combination of operating metrics and specific individual goals as described in the Compensation Discussion and Analysis section of this management proxy circular.

The 3/26/07 Grant consists of a grant of restricted shares that are 50% time based and 50% performance based. The time based shares vest in three equal annual installments on March 26, 2008, March 26, 2009, and March 26, 2010. The performance based shares are tied to Operating Profit targets for 2007. Any amount of performance based shares awarded will vest in three equal annual installments on March 26, 2008, March 26, 2009, and March 26, 2010. Based on audited financials for the year ended December 31, 2007, 44% of the performance based shares were earned, not the full 50%, as the Operating Profit target was not achieved.

Outstanding Equity Awards at Fiscal Year-End

This table shows the status of all equity-based grants held by each NEO as of December 31, 2007.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
(a)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Sergio Edelstein				116,038	[2]	1,072,191	177,158	[3]	1,636,940
				75,000	[4]	693,000	66,000	[5]	609,840
Robert Bowen	50,000	10.93	12/16/2011	6,600	[6]	60,984	11,176	[7]	103,266
				17,500	[8]	161,700	15,400	[9]	142,296
Nino Federico	25,000	9.51	5/29/2008	6,000	[10]	55,440	10,160	[11]	93,878
	15,000	4.31	4/29/2009				25,000	[12]	231,000
	40,000	10.09	9/3/2010	15,000	[13]	138,600	13,200	[14]	121,968
Daniel Lyne				4,000	[15]	36,960	6,773	[16]	62,583
							50,000	[17]	462,000
				10,000	[18]	92,400	8,800	[19]	81,312
Felix Stukalin	6,735	3.71	10/21/2008	4,000	[20]	36,960	6,773	[21]	62,583
	15,000	4.31	4/29/2009				25,000	[22]	231,000
	40,000	10.09	9/3/2010	12,500	[23]	115,500	11,000	[24]	101,640

[1]	Represents the product of the shares in column “g” and column “i” multiplied by $9.24, the closing price of the Company stock on NASDAQ on December 31, 2007.
[2]	Represents time based restricted shares detailed in the table below entitled “7/10/06 Grant”.
[3]	Represents performance based restricted shares detailed in the table below entitled “7/10/06 Grant”.
[4]	Represents time based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[5]	Represents performance based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[6]	Represents time based restricted shares detailed in the table below entitled “5/18/06”.
[7]	Represents performance based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[8]	Represents time based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[9]	Represents performance based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[10]	Represents time based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[11]	Represents performance based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[12]	Represents performance based restricted shares detailed in the table below entitled “7/24/06 Grant”.
[13]	Represents time based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[14]	Represents performance based restricted shares detailed in the table below entitled 3/26/07 Grant”.
[15]	Represents time based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[16]	Represents performance based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[17]	Represents performance based restricted shares detailed in the table below entitled “7/24/06 Grant”.
[18]	Represents time based restricted shares detailed in the table below entitled 3/26/07 Grant”.
[19]	Represents performance based restricted shares detailed in the table below entitled 3/26/07 Grant”.
[20]	Represents time based restricted shares detailed in the table below entitled “5/18/06 Grant”.

[21]	Represents performance based restricted shares detailed in the table below entitled “5/18/06 Grant”.
[22]	Represents performance based restricted shares detailed in the table below entitled “7/24/06 Grant”.
[23]	Represents time based restricted shares detailed in the table below entitled “3/26/07 Grant”.
[24]	Represents performance based restricted shares detailed in the table below entitled “3/26/07 Grant”.

Option Exercises and Stock Vested

The following table sets forth the number of options exercised and the number of restricted shares that vested for each NEO in 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[6]
(a)	(b)	(c)	(d)		(e)
Sergio Edelstein	N/A	N/A	71,598	[1]	684,477
Robert Bowen	N/A	N/A	8,888	[2]	85,502
Nino Federico	N/A	N/A	8,080	[3]	77,730
Daniel Lyne	N/A	N/A	5,387	[4]	51,823
Felix Stukalin	10,000	1,392	5,387	[5]	51,823
	10,000	1,392
	10,000	2,352
	10,000	1,592
	13,719	31,691
	6,281	15,451

[1]

Comprised of 58,019 time based shares and 13,579 performance based shares from the 7/10/06 Grant that vested on July 10, 2007. 15,396 performance shares were forfeited on 7/10/07 from the total amount of 206,133 performance based shares from the 7/10/06 Grant.

[2]

Comprised of 3,300 time based shares and 5,588 performance based shares from the 5/18/06 Grant that vested on March 10, 2007. 12,276 performance shares were forfeited on 3/10/07 from the total amount of 29,040 performance based shares from the 5/18/06 Grant.

[3]

Comprised of 3,000 time based shares and 5,080 performance based shares from the 5/18/06 Grant that vested on March 10, 2007. 11,160 performance shares were forfeited on 3/10/07 from the total amount of 26,400 performance based shares from the 5/18/06 Grant.

[4]

Comprised of 2,000 time based shares and 3,387 performance based shares from the 5/18/06 Grant that vested on March 10, 2007. 7,440 performance shares were forfeited on 3/10/07 from the total amount of 17,600 performance based shares from the 5/18/06 Grant.

[5]

Comprised of 2,000 time based shares and 3,387 performance based shares from the 5/18/06 Grant that vested on March 10, 2007. 7,440 performance shares were forfeited on 3/10/07 from the total amount of 17,600 performance based shares from the 5/18/06 Grant.

[6]

All restricted shares in the Stock Awards column were acquired at the closing price of $9.62 on NASDAQ on June 13, 2007  except for Dr. Edelstein’s Stock Awards which were acquired at the closing price of $9.56 on July 10, 2007.

The following four (4) tables show the status of the restricted shares under each award grant in 2006 (5/18/06, 7/10/06, and 7/24/06, all as fully described in the narrative, and the one award grant in 2007 (3/26/07 as fully described in the narrative to the Grants of Plan-Based Awards Table herein).

5/18/06 Grant

	Total Number of Shares Granted		Total Number of Shares Vested[1]		Total Number of Shares Forfeited[2]		Total Number of Shares Earned but not Vested[3]
Name	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based
Sergio Edelstein	0	0	0	0	0	0	0	0
Robert Bowen	9,900	29,040	3,300	5,588	0	12,276	6,600	11,176
Nino Federico	9,000	26,400	3,000	5,080	0	11,160	6,000	10,160
Daniel Lyne	6,000	17,600	2,000	3,387	0	7,440	4,000	6,773
Felix Stukalin	6,000	17,600	2,000	3,387	0	7,440	4,000	6,773

[1]	All restricted shares in this column vested on March 10, 2007.
[2]	All restricted shares in this column were forfeited on March 10, 2007.
[3]	All restricted shares in this column will vest in two equal installments on March 10, 2008 and March 10, 2009 provided that the executive remains employed at the Company on the vesting dates.

The 5/18/2006 Grant of performance based restricted shares was measured as follows:

Operating Income %	% of Restricted Shares Vested
9.0%	30%
9.5%	66%
10.0%	100%
10.5% or greater	108%

Any portion of the 5/18/2006 Grant that is attained under the performance criteria above shall then vest in three equal annual installments commencing on March 10, 2007, except in the event that 10.5% or greater of the Operating Income is achieved. In such event, 18% of the performance based restricted shares would have vested 100% on March 10, 2007 with the remaining performance based restricted shares vesting in three equal annual installments commencing on March 10, 2007.

7/10/06 Grant

	Total Number of Shares Granted			Total Number of Shares Vested[1]		Total Number of Shares Forfeited[2]		Total Number of Shares Earned but not Vested[3]
Name	Time Based	Performance Based		Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based
Sergio Edelstein	174,057	206,133	[4]	58,019	13,579	0	15,396	116,038	177,158
Robert Bowen	0	0		0	0	0	0	0	0
Nino Federico	0	0		0	0	0	0	0	0
Daniel Lyne	0	0		0	0	0	0	0	0
Felix Stukalin	0	0		0	0	0	0	0	0

[1]	All restricted shares in this column vested on July 10, 2007.
[2]	All restricted shares in this column were forfeited on July 10, 2007.
[3]

All restricted shares in this column will vest in two equal installments on July 10, 2008 and July 10, 2009 provided that the executive remains employed at the Company on the vesting dates except for 150,000 shares as detailed in footnote 4 to this table.

[4]	The achievement of performance for 150,000 shares will not be measured until audited financials are completed for fiscal year ending 12/31/09. Any shares earned will immediately vest.

The 7/10/2006 Grant referred to in footnote 3 consists of:

•	174,057 restricted shares which vest in annual equal amounts commencing on 7/10/2007, 7/10/2008, and 7/10/2009; and

•	150,000 restricted shares which vest based upon the achievement of identified targets for revenue growth and operating income growth measured during the calendar years 2007 through 2009; and

•	56,133 restricted shares which use the following criteria as measured during the calendar year 2006:

Operating Income %	% of Restricted Shares Vested
9%	30%
9.5%	66%
10%	100%

Any portion of the 56,133 restricted shares that are attained under the above performance criteria shall then vest in three equal annual installments commencing on July 10, 2007.

Where “Operating Income” is net of all incentive programs, accounting charges related to equity grants, and other expenses that may occur, except for the following payments: (1) up to $475,000 of expenses related to ETI foreign tax credit program; (2) compensation for the new CEO; and (3) $264,000 of non-cash expense related to the Company’s 2006 stock option review.

7/24/06 Grant

	Total Number of Shares Granted		Total Number of Shares Vested		Total Number of Shares Forfeited		Total Number of Shares Earned but not Vested
Name	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based
Sergio Edelstein	0	0	0	0	0	0	0	0
Robert Bowen	0	0	0	0	0	0	0	0
Nino Federico	0	25,000	0	0	0	0	0	0
Daniel Lyne	0	50,000	0	0	0	0	0	0
Felix Stukalin	0	25,000	0	0	0	0	0	0

The 7/24/2006 Grant of performance based restricted shares was the result of the Compensation Committee’s modification of 2005 awards from cash to restricted stock. These shares vest upon achievement of the Operating Profit targets below as measured in the years 2006, 2007, and 2008:

Annual Operating Profit %	% of Restricted Shares Vested
14.5%	25%
15.0%	50%
16.0%	75%
17.0% or greater	100%

Once restricted shares are vested, future vesting of restricted shares is reduced by the amount already vested.

In 2006 and 2007, no restricted shares vested under the 7/24/2006 Grant, and no expense was recognized.

3/26/07 Grant

	Total Number of Shares Granted		Total Number of Shares Vested[1]		Total Number of Shares Forfeited[2]		Total Number of Shares Earned but not Vested[3]
Name	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based	Time Based	Performance Based
Sergio Edelstein	75,000	207,000	0	0	0	66,000	75,000	66,000
Robert Bowen	17,500	30,800	0	0	0	15,400	17,500	15,400
Nino Federico	15,000	26,400	0	0	0	13,200	15,000	13,200
Daniel Lyne	10,000	17,600	0	0	0	8,800	10,000	8,800
Felix Stukalin	12,500	22,000	0	0	0	11,000	12,500	11,000

[1]	No restricted shares from this grant have vested.
[2]	All restricted shares in this column were forfeited on February 15, 2008.
[3]

All restricted shares in this column will vest in three equal installments on March 26, 2008, March 26, 2009, and March 26, 2010 provided that the executive remains employed at the Company on the vesting dates.

The narrative following the Grants Plan Based Awards Table herein details the provisions of this grant.

EXECUTIVE TERMINATION AGREEMENTS

The Company has termination agreements with certain NEOs as summarized in the following table.

Name	Severance	Benefits, Health & Dental Only	Notice Period	Stock Vesting (Options)	Stock Vesting (Restricted Shares)	Expiration Date

Sergio Edelstein	24 or 18 months (see details in narrative following this table)	24 or 18 months	None		Immediate Vest of all outstanding shares	None

Robert Bowen	No agreement

Nino Federico	18 months (if terminated as detailed in the narrative following this table)	24 months	None	Vesting ceases day of termination. Has 60 days to exercise from term date	Must be employed when shares vest	1/17/2010 (may be extended an additional 3 years no later than 1 year prior to the end of the initial 5 years)

Daniel Lyne	No agreement

Felix Stukalin	18 months (if terminated as detailed in the narrative following this table)	24 months	None	Vesting ceases day of termination. Has 60 days to exercise from term date	Must be employed when shares vest	1/17/2010 (may be extended an additional 3 years no later than 1 year prior to the end of the initial 5 years)

Termination Agreement for Robert Bowen

Mr. Bowen and the Company executed an agreement whereby Mr. Bowen would have continued his salary and benefits for a period of twelve (12) months in the event that his employment had terminated without cause within eighteen (18) months of December 15, 2005, the date he commenced his employment with the Company. Mr. Bowen was offered this agreement by the Company due to the potential risk to Mr. Bowen’s tenure in accepting the CFO position at a time when the Company was searching for a new President and CEO. The Termination benefit expired on June 14, 2007 without any payments made to Mr. Bowen.

Termination Agreement for Sergio Edelstein

Sergio Edelstein and the Company executed a letter agreement effective July 10, 2006, stating that in the event of a change of control in which Dr. Edelstein’s position was eliminated, he would receive the equivalent of two years salary, two years bonus calculated at 100% achievement of objectives, and all outstanding stock would immediately vest. This agreement also states that if his employment is terminated for reasons other than “for cause”, Dr. Edelstein will receive the equivalent of 18 months salary and a bonus calculated at 100% achievement of objectives for that same period. This agreement with Dr. Edelstein does not have an expiration date.

The table below shows the amounts in dollars that would be paid to Dr. Edelstein in the event that his employment was terminated on December 31, 2007 under each of the scenarios.

Event	Salary[1] ($)		Bonus[2] ($)		Health & Dental Benefits[3] ($)		Immediate Vesting of Outstanding Stock[4] ($)	Total ($)
Position eliminated due to change in control	990,770 (24 months	)	850,000 (24 months	)	18,691 (24 months	)	4,011,971	5,871,432
Termination other than “for cause”	743,076 (18 months	)	637,500 (18 months	)	14,018 (18 months	)	0	1,394,594

[1]	The amounts in this column assume the salary earned in 2007 for the stated period.
[2]	The amounts in this column assume the 2007 bonus at 100% for the stated period.
[3]

The amounts in this column represent a continuation of health and dental benefits at the “Employee Plus One” election level in the same medical plan in which Dr. Edelstein is currently enrolled. No other Company benefits or perquisites are to be paid under the agreement.

[4]	The amount in this column represents the outstanding number of shares of 434,196 multiplied by $9.24, the closing price on NASDAQ on December 31, 2007.

No benefits would be payable to Dr. Edelstein in the event of death, disability, resignation, retirement, change in responsibilities, a change in control which did not result in a termination, or for termination “for cause”.

Executive Retirement and Severance Benefits Agreement for Messrs. Federico and Stukalin

Messrs. Federico and Stukalin executed an Executive Retirement and Severance Benefits Agreement with the Company on January 17, 2005. This Agreement provides the following benefits:

1. If the Executive reaches the age of sixty (60) and has a minimum of fifteen (15) years service with the Company, then such Executive can elect to retire, provided a notice to such effect is provided to the CEO not less than one (1) year prior to the date of retirement specified in the notice. In such an event, the Executive will receive the following retirement benefits, provided that the Executive continues to comply with any post-retirement obligations such Executive has to the Company: 1) the Executive may elect for the Company to retain the Executive for part-time employment for up to three (3) years from the Executive’s retirement date, and such part-time employment shall not be more than fifty percent (50%) of full-time; 2) continued health and dental group benefits to the Executive and the Executive’s family at the same level as was provided to the Executive as of the Executive’s retirement date; and 3) all stock options granted to the Executive prior to such retirement shall continue to vest during the period of such part-time employment. If the Executive retires and chooses any of these retirement benefits, such Executive will not be eligible for termination benefits (as described below).

2. If the Executive is terminated by the Company for any reason other than death, disability, or Cause (all as defined in the Agreement) or the Executive terminates his or her employment with the Company for Good Reason (as defined in the Agreement), then the Executive shall receive the following termination benefits: 1) eighteen (18) months of base salary; 2) pro-rated bonus under the applicable bonus plan; and 3) continued health and dental group benefits to the Executive and the Executive’s family at the same level as was provided to the Executive as of the Executive’s termination date for the earlier of two (2) years or employment by another company which provides health and dental insurance benefits to the Executive. These termination benefits are conditioned upon the Executive signing a release of claims and compliance with all post-termination obligations the Executive has to the Company. No such benefits are available upon the resignation (other than for good cause) or retirement of the Executive.

3. Upon the death of the Executive, the Executive’s heirs will be entitled to receive the Executive’s termination benefits in point 2 above provided such heirs sign a release of claims as described in the Agreement.

4. During either: (i) the Executive’s part-time employment and for a period of one year thereafter, or (ii) during the period that the Executive is eligible to receive termination benefits and for a period of one year thereafter, the Executive is prohibited, without the Company’s prior written consent, from competing with the Company or soliciting employees from the Company.

5. All claims for any benefits under the Agreement shall be determined by the Board of Directors of the Company. All disputes shall be settled exclusively by binding arbitration in Boston, Massachusetts, U.S.A.

The form of the Severance Agreements was filed with the SEC on February 16, 2005 and can be accessed through the Company’s website at www.gsig.com.

The table below shows the amounts that would be paid to each of Messrs. Federico and Stukalin in the event that their employment was terminated on December 31, 2007 other than for death, disability or for Cause (as defined in the Agreement).

Name ($)	Salary[1] ($)	Bonus[2] ($)	Health and Dental Benefits[3] ($)	Total ($)
Nino Federico	377,613	127,200	26,057	530,870
Felix Stukalin	369,745	124,550	23,347	517,642

[1]	The amounts in this column assume 18 months of salary at the salary earned in 2007.
[2]	The amounts in this column assume the 2007 bonus at 100% of target for a 12 month period.
[3]	The amounts in this column represent a continuation of health and dental benefits at the “Family” election level in the same medical plan in which each one is currently enrolled.

In the event of the death of either of Messrs. Federico or Stukalin, their heirs would be entitled to receive these same benefits. No benefits would be payable to either of Messrs. Federico or Stukalin in the event of disability, resignation, retirement, change in responsibilities, a change in control which did not result in a termination, or for termination for Cause (as defined in the Agreement).

In the event of a change in control, the vesting of any Stock Awards granted to any employees, including the NEOs, with the exception of Dr. Edelstein, would be subject to the terms contained in the Company’s 2006 Equity Incentive Plan.

Director Compensation

Each director receives an annual director fee of $16,500, and an annual grant of $50,000 of time-based restricted stock that vests in equal parts over three years, beginning with the first anniversary of the grant. The Chairman of the Board receives an additional annual fee of $40,500. The chairperson for the Audit Committee receives an annual fee of $6,000. The chairperson for the Compensation Committee and NCG Committee each receive an annual fee of $3,000. The chairperson for the Technology Committee receives an annual fee of $2,000. In addition, fees are paid for each meeting in the amount of $1,500 per meeting with teleconference meetings being $750 per meeting.

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2007.

Name	Fees Earned ($)	Stock Awards ($)[7]	Total ($)
(a)	(b)	(c)	(h)
Richard Black[1]	80,250	16,653	96,903
Garrett Garrettson[2]	43,500	16,653	60,153
Philip Griffiths[3]	47,000	16,653	63,653
Marina Hatsopoulos[4]	45,000	16,653	61,653
Byron Pond[5]	45,000	16,653	61,653
Benjamin Virgilio[6]	40,500	16,653	57,153

[1]

Outstanding equity awards at year end: 42,694 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[2]

Outstanding equity awards at year end: 50,000 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[3]

Outstanding equity awards at year end: 40,000 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[4]

Outstanding equity awards at year end: 50,000 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[5]

Outstanding equity awards at year end: 30,000 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[6]

Outstanding equity awards at year end: 40,000 options, 3,600 restricted shares that vest in two equal annual installments beginning on September 22, 2008, and 4,457 restricted shares that vest in three equal annual installments beginning on July 24, 2008.

[7]	Includes the amount expensed in 2007 for Stock Awards made in both 2006 and 2007.

Dr. Sergio Edelstein, the Company’s current President and Chief Executive Officer, also serves as a Director of the Company. Dr. Edelstein receives no additional compensation for serving as a Director.

All Stock Awards made in 2007 were made pursuant to the Company’s 2006 Equity Incentive Plan. All the Stock Awards made in 2007 were restricted stock granted at the closing price of the Company’s stock on NASDAQ on the date of the grant. The amount indicated in the Stock Awards column is the proportionate amount of the restricted stock grants made in both 2007 and 2006 subject to time vesting calculated in accordance with SFAS 123R . These amounts reflect the Company’s accounting expense for these grants, and do not correspond with the value that will be recognized by the NEOs. These amounts do not reflect any accounting expense for options as all options were accelerated to 100% vest on December 31, 2005. The assumptions used by the Company in valuing the Stock Awards are explained in the footnotes to the Company’s annual report.

The timing and pricing of the Stock Awards is discussed in the Compensation Discussion and Analysis section of this management proxy circular.

EQUITY COMPENSATION PLANS

The Company has several stock option plans most of which were adopted in conjunction with the merger of General Scanning, Inc. and Lumonics in 1999. The principal plans under which stock options are outstanding are the 1992 Stock Option Plan of GSI (“1992 Option Plan”) and the 1995 Stock Option Plan of Lumonics, Inc., as subsequently amended (“1995 Award Plan”). The Company also has a small number of outstanding warrants for the purchase of common stock issued under the 1995 Directors’ Warrant Plan of GSI. In May 2006, the shareholders approved the adoption of the 2006 Equity Incentive Plan (“the 2006 Plan”). The Company intends for all future equity grants to proceed under the 2006 Plan.

At December 31, 2007, 1,228,033 options with exercise prices ranging from $3.71 per share to $15.17 per share were held by employees and directors. Under the terms of the 1995 Award Plan and 2006 Equity Incentive Plan, any option shares that expire will be returned to the 2006 Equity Incentive Plan pool. 1992 Option Plan options and 1995 Warrant Plan warrants that expire are not eligible for return to the 2006 Equity Incentive Plan pool.

On May 15, 2006, the shareholders voted to adopt the 2006 Equity Incentive Plan. All awards granted after this date will come out of the 2006 Equity Incentive Plan, and none will be issued from the 1995 Award Plan, which is deemed to be terminated as of this date. The 2006 Equity Incentive Plan allows for the grant of restricted common shares, stock appreciation rights (“SAR”), incentive stock options and/or non-qualified stock options (collectively, “awards”). Subject to the requirements of the 2006 Equity Incentive Plan, the Compensation Committee, or in lieu thereof the Board of Directors, has the authority to select those directors, consultants, and employees to whom awards will be granted, the grant date, the number of awards to be granted and other terms and conditions of the awards. The exercise price of incentive stock options and non-qualified stock options remain as the closing price of the Company’s common shares on NASDAQ on the date of grant. If a SAR is granted in conjunction with an option or a portion thereof, the exercise price may not be less than the exercise price of the related option. Restricted shares will vest as approved by the Compensation Committee. The Compensation Committee has the power to amend, modify, or terminate the 2006 Equity Incentive Plan provided that the Participant’s rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. As of the close of business on December 31, 2007, there remain 892,066 common shares authorized to be issued under the 2006 Equity Incentive Plan.

No past financial assistance has been given to participants to assist them in purchasing common shares under the 2006 Equity Incentive Plan, nor is such financial assistance contemplated. The 2006 Equity Incentive Plan contains no provision for the Company to provide any such assistance.

The following table gives information about the Company’s common shares that may be issued upon the exercise of options, Warrants and rights under all of its existing equity compensation plans as of December 31, 2007, the Company’s most recently completed fiscal year. These include the 2006 Equity Incentive Plan, the 1995 Award Plan, the 1981 stock option plan of General Scanning, Inc., the 1992 stock option plan of General Scanning, Inc., the Warrants (as described below) and the Company’s employee stock purchase plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/Warrants		Weighted-Average Exercise Price of Outstanding Options/Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Plans approved by shareholders	1,187,623	(1)	$10.35	892,066
Plans not approved by shareholders (the Warrants)	40,410		$13.58	—
Total	1,228,033	(1)	$10.46	892,066

(1)	Does not include 1,166,549 shares of restricted common stock issued under the 2006 Equity Incentive Plan.

All of the option plans listed above or described in the table have been approved by the Company’s shareholders, except the Warrants. The outstanding Warrants listed in the above table were issued pursuant to the 1995 directors’ Warrant plan of General Scanning, Inc., referred to in this section as the Warrant plan, which was assumed by the Company in connection with the March 22, 1999 merger of General Scanning, Inc. and Lumonics Inc. No additional Warrants are authorized to be granted under the Warrant plan.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains entity and director and officers’ liability insurance in the aggregate principal amount of $25,000,000 subject to a $500,000 deductible per loss for SEC claims and $250,000 for all other claims that are indemnifiable by the Company. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The premium for the insurance is currently $300,000 per year which is paid by the Company. This insurance policy renews annually in May.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the United States Securities and Exchange Act of 1934, as amended, as well as applicable Canadian securities laws, require Directors, executive officers and persons who own more than 10% of the Company’s common shares to file reports with the United States Securities and Exchange Commission and with Canadian securities regulatory authorities, as applicable, disclosing their ownership of the Company’s securities and changes in such ownership. Based solely on a review of the copies of such reports furnished to it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during fiscal 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee of the Board of Directors are Messrs. Griffith and Pond and Ms. Hatsopoulos. None of the members of the Compensation Committee is or has at any time in the past been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a director or on the Compensation Committee of any other entity, where any of that entity’s executive officers served on the Company’s Compensation Committee or on its Board of Directors in fiscal 2007.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Since the beginning of the fiscal year ended December 31, 2007 there has been no indebtedness to the Company by any Director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

In accordance with NASDAQ Rule 4350(h), the Company’s policy is to review periodically, but not less than annually, all related party transactions for potential conflict of interest situations. The Nominating and Corporate Governance (“NCG”) Committee of the Board of Directors performs this review and determines if any transactions create a conflict of interest.

During the fiscal year ended December 31, 2007 the Company recorded sales revenue from Sumitomo Heavy Industries Ltd., a significant shareholder, of approximately $3.7 million. These sales were in the ordinary course of business and on terms materially equivalent to other third party transactions. The Company purchased raw materials from Sumitomo at amounts and terms approximately equivalent to third-party transactions. The Company purchased $0.1 million from Sumitomo in the year ended December 31, 2007.

Richard B. Black is a director of the Company and is also the President and Chief Executive Officer of ECRM, Inc. ECRM manufactures laser systems equipment for the printing and publishing industry. Westwind Air Bearings Inc. (“Westwind US”) was acquired by GSI Group Corporation, a wholly owned subsidiary of the Company in December 2003, and was merged into GSI Group Corporation in June, 2004. ECRM purchased $0.73 million of equipment from the Westwind business unit of the Company and was Westwind’s 13th largest customer in 2007. The NCG Committee reviewed the 2007 ECRM transactions and determined that the sales were arm’s length, made in the ordinary course of business under standard terms and conditions, and that no unusual pricing, warranty or other terms were offered to ECRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

Certain Beneficial Owners

The following sets forth, to the knowledge of the Company, certain information concerning the direct and indirect beneficial ownership of common shares, the Company’s only class of voting securities, as of the close of business on December 31, 2007, by each person known by the Directors or senior officers of the Company to be the beneficial owner of, or to exercise control or direction over 5% or more of the outstanding common shares of the Company as of such date. This information is based on the most recent statements on Schedule 13G filed with the United States Securities and Exchange Commission or on other information available to the Company.

Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percentage of Common Shares
Royce & Associates	5,227,076	12.24%
1414 Avenue of the Americas New York, New York 10019

Sumitomo Heavy Industries Ltd.	4,078,238	9.8%
9-11, Kita-Shinagawa 5 Chome Shinagawa-Ku, Tokyo, 141-8686, Japan

Franklin Resources, Inc.[2]	3,968,924	9.3%
One Franklin Parkway San Mateo, California 94403

Third Avenue Management LLC	2,907,156	6.95%
622 Third Avenue, 32nd Floor New York, New York 10017

T. Rowe Price Associates, Inc.	2,636,800	6.1%
100 E Pratt Street Baltimore, Maryland 21202

Tocqueville Asset Management, L.P.	2,449,774	5.73%
40 West 57th Street, 19th Floor New York, New York 10019

[1]

With the exception of T. Rowe Price Associates, Inc. who reports sole voting power for 1,438,300 shares and Tocqueville Asset Management, L.P. who has shared voting power of 306 shares, and sole voting power for 2,056,949 shares, the Company believes all named owners in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon the most recent statements on Schedule 13G filed with the United States Securities and Exchange Commission or on other information available to the Company.

[2]

Consists of common shares beneficially owned by one or more investment companies or other managed accounts that are clients of investment advisers that are direct and indirect subsidiaries of Franklin Resources, Inc. Investment management contracts grant to the investment advisor subsidiaries all investment and/or voting power over the securities owned by their clients.

Directors and Management

The following table shows the number of common shares, the Company’s only class of equity securities, beneficially owned by each of the Directors, and the Named Executive Officers (as defined in the introduction to the Summary Compensation Table), as well as by the Directors, and the executive officers of the Company as a group, as of the close of business on Wednesday, March 26, 2008.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percentage of Common Shares
Richard B. Black, Director	66,076	[2]	*

Phillip A. Griffiths, Director	55,737	[3]	*

Byron O. Pond, Director	51,199	[4]	*

Benjamin J. Virgilio, Director	68,857	[5]	*

Garrett A. Garrettson, Director	59,857	[6]	*

Marina Hatsopoulos, Director	59,857	[7]	*

Sergio Edelstein, Director, President, and Chief Executive Officer	505,794	[8]	1.19

Robert L. Bowen, Vice President and Chief Financial Officer	109,564	[9]	*

Nino Federico, Vice President, Global Manufacturing Operations	161,120	[10]	*

Daniel Lyne, Vice President and General Counsel	79,573	[11]	*

Felix Stukalin, Vice President, Business Development	126,395	[12]	*

All Directors and executive officers as a group (15 persons)	1,543,829	[13]	3.65%

*	Less than 1%.
[1]

A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of March 26, 2008, whether pursuant to the exercise of options or Warrants, the conversion of securities or otherwise. Includes an aggregate of 1,543,829 shares, which are fully vested and may be acquired within sixty (60) days of March 26, 2008, by exercise of options and Warrants. Each beneficial owner’s percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are fully vested and exercisable (or convertible) within sixty (60) days of March 26, 2008 have been exercised. Unless otherwise noted in the footnotes below, the Company believes all persons named in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon information obtained from the Directors, and executive officers and from records available to the Company.

[2]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 42,694 common shares subject to options and Warrants.
[3]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 40,000 common shares subject to options.

[4]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 30,000 common shares subject to options.
[5]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 30,000 common shares subject to options.
[6]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 40,000 common shares subject to options.
[7]	Includes 8,057 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 50,000 common shares subject to options.
[8]	Includes 434,196 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company.
[9]	Includes 50,684 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 50,000 common shares subject to options.
[10]

Includes 72,040 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 1,000 shares with joint voting power with spouse, Grace Federico; 80,000 common shares subject to options.

[11]	Includes 74,186 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company.
[12]	Includes 59,273 shares of restricted stock with transfer rights solely back to the Company and sole voting rights by the Company; 61,735 common shares subject to options.
[13]	Includes 474,429 common shares subject to options and Warrants.

OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those set forth in the notice accompanying this management proxy circular.

PROPOSALS

Proposals of shareholders intended for inclusion in next year’s management proxy circular to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to Securities and Exchange Commission Rule 14a-8 must be received at the Company’s principal executive offices on or before December 16, 2008. Shareholder proposals not intended for inclusion in next year’s management proxy circular, but which are instead sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than December 16, 2008. Proxies will confer discretionary authority with respect to such timely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

HOUSEHOLDING

The Company’s annual report, including audited financial statements for the fiscal year ended December 31, 2007, if required, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, attention: Secretary.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy card should have been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

INFORMATION CONCERNING THE COMPANY

You may obtain the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007, the Company’s 2007 audited consolidated financial statements, and additional copies of this document on the Company’s Web site at http://www.gsig.com, or by writing to or calling the Secretary, GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, U.S.A., or 1-800-342-3757. This information is not incorporated by reference into this management proxy circular and proxy statement.

DIRECTORS’ APPROVAL

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors of GSI Group Inc.

Daniel J. Lyne,
Secretary

Billerica, Massachusetts

April 17, 2008

SCHEDULE A

APPROVAL OF AMENDMENT TO SECTION 54 OF BY-LAW NUMBER 1

OF GSI GROUP INC.

BE IT RESOLVED THAT:

1.	The amendment to add a new sentence to the end of Section 54 of By-Law Number 1 of the Company approved by resolution of the Board of Directors of the Company so that the following additional sentence shall be added to the end of Section 54 of By-Law Number 1 of the Company reads as follows:

“The Corporation may allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate.”

be and hereby is approved by the shareholders of the Company;

2.	Any director, officer, or other person duly authorized by the Company, be and is hereby authorized and directed to execute and deliver all such deeds, documents, instruments and assurances and to do all such acts and things as in his or her opinion may be necessary or desirable to give effect to this resolution.

SCHEDULE B

APPROVAL OF AMENDMENT TO SECTION 63 OF BY-LAW NUMBER 1

OF GSI GROUP INC.

BE IT RESOLVED THAT:

1.	Section 63 of By-Law Number 1 of the Company is deleted in its entirety and replaced with the following:

“Any notice, (which term includes, without limitation, any notice of meeting, communication or document) financial statements, or other information or material required or permitted to be given (which term includes, without limitation, sent, delivered or served) pursuant to the Act, the regulations, the Articles, the by-laws, any unanimous shareholder agreement or otherwise to a shareholder, director, officer, auditor or member of a committee of the board of directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if mailed to such person at such person’s recorded address by prepaid, ordinary or air mail, or if sent to such person at such person’s recorded address by means of any telephonic, electronic or other communication facility. A notice so delivered shall be deemed to have been given when it is delivered personally and a notice so mailed shall be deemed to have been given when deposited in a post office or public mailbox. A notice sent by any means of electronic or recorded telephonic communication shall be deemed to have been given when such information, in electronic form, enters an information system outside the control of the Corporation. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board of directors in accordance with any information believed by such person to be reliable.”

be and hereby is approved by the shareholders of the Company;

2.	Any director, officer, or other person duly authorized by the Company, be and is hereby authorized and directed to execute and deliver all such deeds, documents, instruments and assurances and to do all such acts and things as in his or her opinion may be necessary or desirable to give effect to this resolution.

SCHEDULE C

APPROVAL OF AMENDED SHAREHOLDER RIGHTS PLAN

BE IT RESOLVED THAT:

1.	The Company’s shareholder rights plan is hereby continued and the amended and restated shareholder rights plan agreement to be made effective May 15, 2008 between the Company and Computershare Trust Company of Canada (the “Rights Agent”), which amends and restates the shareholder rights plan agreement dated April 22, 2005 between the Company and the Rights Agent, is also hereby ratified, confirmed and approved.

2.	Any director, officer, or other person duly authorized by the Company, be and is hereby authorized and directed to execute and deliver all such deeds, documents, instruments and assurances and to do all such acts and things as in his or her opinion may be necessary or desirable to give effect to this resolution.

SCHEDULE D

APPROVAL OF AMENDMENT TO SECTION 15

OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN

BE IT RESOLVED THAT:

1.	Section 15 of the Company’s 2006 Equity Incentive Plan is deleted in its entirety and replaced with the following:

“15. Termination and Amendment of Plan.

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted at the then fair market value of the Award; or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish, but in no case at a price greater than the then fair market value of the Award.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended by either the Board or the Committee to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval or results from the application of the adjustment provisions of Article 8 of the Plan.”

be and hereby is approved by the shareholders of the Company;

2.	Any director, officer, or other person duly authorized by the Company, be and is hereby authorized and directed to execute and deliver all such deeds, documents, instruments and assurances and to do all such acts and things as in his or her opinion may be necessary or desirable to give effect to this resolution.

GSI GROUP INC.

9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

Security Class

Holder Account Number

Form of Proxy - Annual and Special Meeting of Shareholders to be held on May 15, 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 am, Eastern Time, on May 13, 2008.

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Appointment of Proxyholder

The undersigned shareholder of GSI Group Inc. (the “Company”) hereby appoints Sergio Edelstein, President and Chief Executive Officer and a director or, failing him, Robert Bowen, Vice President and Chief Financial Officer	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Shareholders to be held in Billerica, MA on Thursday, May 15, 2008 at 9:00 a.m. (EDT) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold

01. Richard B. Black	☐	☐	02. Garrett A. Garrettson, Ph.D.	☐	☐	03. Phillip A. Griffiths, Ph.D.	☐	☐

04. Marina Hatsopoulos	☐	☐	05. Byron O. Pond	☐	☐	06. Benjamin J. Virgilio	☐	☐

07. Sergio Edelstein, Ph.D.	☐	☐

2. Appointment of Auditors	For	Withhold

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008;	☐	☐

3. Amendment to Section 15 of the Company’s 2006 Equity Incentive Plan	For	Against

To ratify, confirm and approve an amendment to Section 15 of the Company’s 2006 Equity Incentive Plan to expressly state that the Company is not permitted to re-price outstanding awards except in connection with a corporate transaction involving the Company, or to buy out existing awards at more than the then fair market value as described in the management proxy circular;	☐	☐

4. Increase in the Number of Common Shares	For	Against

To ratify, confirm and approve an increase of 2,500,000 in the number of common shares for which awards may be granted under the Company’s 2006 Equity Incentive Plan, from 6,906,000 to 9,406,000;	☐	☐

5. Amendment to Section 54 of By-Law Number 1	For	Against

To ratify, confirm and approve an amendment to Section 54 of the Company’s By-Law Number 1 to allow its listed securities to be eligible to be recorded and maintained on the books of its transfer agent without the issuance of a physical stock certificate required by the NASDAQ rules as described in the management proxy circular;	☐	☐

6. Amendment to Section 63 of By-Law Number 1	For	Against

To ratify, confirm and approve an amendment to Section 63 of the Company’s By-Law Number 1 to permit electronic delivery of the annual report and proxy as permitted by the Electronic Transactions Act (New Brunswick), the Securities and Exchange Commission and NASDAQ, as described in the management proxy circular;	☐	☐

7. Continuation, Amendment and Restatement of the Shareholder Rights Plan	For	Against

To ratify, confirm and approve the continuation, amendment and restatement of the Company’s Shareholder Rights Plan, as described in the management proxy circular.	☐	☐

	Signature(s)	Date
Authorized Signature(s) - This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		MM/DD/YY

Interim Financial Statements		Annual Report

Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

¡	A R 2	LSIQ	+

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